Filed Pursuant to Rule 424(b)(2)
File No. 333-159738

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated July 6, 2011 PRICING SUPPLEMENT No. 110 dated July , 2011 (To Prospectus Supplement dated April 23, 2010 and Prospectus dated June 4, 2009)

Wells Fargo & Company Medium-Term Notes, Series K Commodity Linked Securities Upside Participation And Reduced Downside Exposure

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

■  Linked to a commodity basket comprised of gold (5%), silver (5%), platinum (5%), aluminum (5%), copper (5%), lead (5%), nickel (5%), sugar (7%), corn (5%), wheat (5%), soybeans (5%), cotton (6%), lean hogs (7%), WTI crude oil (10%), Brent crude oil (10%) and RBOB gasoline (10%)

■  120% to 130% participation in the upside performance of the basket

■  Exposure to 70% of any decrease in the value of the basket

■  Term of approximately 4 years

■  No periodic interest payments

■  May receive less, and possibly 70% less, than the original offering price

Investing in the notes involves risks. See “Risk Factors” on page PRS-12.

The notes are unsecured obligations of Wells Fargo and all payments on the notes are subject to the credit risk of Wells Fargo. The notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Note	100.00%	2.50%	97.50%
Total

(1)

In addition to the agent discount, the original offering price specified above includes structuring and development costs and offering expenses. If the notes were priced today, the agent discount and structuring and development costs would total approximately $45.00 per $1,000 note. The actual agent discount and structuring and development costs will be set forth in the final pricing supplement when the final terms of the notes are determined. In no event will the agent discount and structuring and development costs exceed $60.00 per $1,000 note. See “Plan of Distribution” in the prospectus supplement for further information including information regarding how we may hedge our obligations under the notes.

Wells Fargo Securities

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Investment Description

The Notes Linked to a Commodity Basket due August     , 2015 are senior unsecured debt securities of Wells Fargo & Company that provide (i) the possibility of a leveraged return if the value of the basket of individual commodities (the “Basket”) increases from its starting level to its ending level and (ii) reduced downside exposure to decreases in the value of the Basket from the starting level, in each case subject to the credit risk of Wells Fargo. The Basket is comprised of the following unequally-weighted basket components, with each basket component having the weighting noted parenthetically: gold (5%); silver (5%); platinum (5%); aluminum (5%); copper (5%); lead (5%); nickel (5%); sugar (7%); corn (5%); wheat (5%); soybeans (5%); cotton (6%); lean hogs (7%); WTI crude oil (10%); Brent crude oil (10%); and RBOB gasoline (10%). If the ending level declines from the starting level, you will receive less, and possibly 70% less, than the original offering price of your notes.

You should read this pricing supplement together with the prospectus supplement dated April 23, 2010 and prospectus dated June 4, 2009 for additional information about the notes. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

¡	Prospectus Supplement dated April 23, 2010 and filed with the SEC on April 23, 2010:

http://www.sec.gov/Archives/edgar/data/72971/000119312510091748/d424b2.htm

¡	Prospectus contained in Registration Statement No. 333-159738 dated June 4, 2009 and filed with the SEC on June 4, 2009:

http://www.sec.gov/Archives/edgar/data/72971/000119312509125207/ds3asr.htm

Investor Considerations

We have designed the notes for investors who:

¡

seek exposure to the upside performance of the Basket, which is comprised of sixteen unequally-weighted basket components, and desire to enhance any increase in the Basket, by participating 120% to 130% in any increase in the ending level over the starting level;

¡

understand that there is 70% exposure to decreases in the value of the Basket and that if the ending level is less than the starting level, they will receive less, and possibly 70% less, than original offering price of the notes;

¡	do not seek current income; and

¡	are willing to hold the notes until maturity.

The notes are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the notes to maturity;

¡	expect the value of the Basket to decrease from its starting level;

¡	seek full return of the original offering price of the notes at stated maturity;

•	seek current income;

•	are unwilling to accept the risk of exposure to the sixteen commodities in the Basket;

¡	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the notes;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the notes provide specifically; and

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-2

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes

Market Measure:	A basket (the “Basket”) comprised of the following “basket components,” with the return of each basket component having the weighting noted parenthetically: gold (5%); silver (5%); platinum (5%); aluminum (5%); copper (5%); lead (5%); nickel (5%); sugar (7%); corn (5%); wheat (5%); soybeans (5%); cotton (6%); lean hogs (7%); WTI crude oil (10%); Brent crude oil (10%); and RBOB gasoline (10%).

Pricing Date:	, 2011

Issue Date:	August , 2011

On the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the redemption amount. The “redemption amount” per note will equal:

• If the ending level is greater than the starting level: the original offering price per note plus:

	original offering price per note	x	ending level – starting level	x participation rate	; or
starting level

Redemption Amount:	• If the ending level is equal to or less than the starting level: the original offering price per note minus:

	original offering price per note	x	starting level – ending level	x downside factor
starting level

If the ending level is less than the starting level, you will receive less, and possibly 70% less, than the original offering price of your notes.

Stated Maturity Date:	August , 2015. If a market disruption event has occurred or is continuing on the calculation day, the stated maturity date will be postponed until the later of (i) August , 2015 and (ii) three business days after the ending level is determined. The notes are not subject to redemption by Wells Fargo or repayment at the option of any holder of the notes prior to the stated maturity date.

No Interest Payments:	There will be no payment of interest, periodic or otherwise, on the notes.

Starting Level:	The “starting level” is 100.

Ending Level:	The “ending level” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 5% of the component return of gold; (B) 5% of the component return of silver; (C) 5% of the component return of platinum; (D) 5% of the component return of aluminum; (E) 5% of the component return of copper; (F) 5% of the component return of lead; (G) 5% of the component return of nickel; (H) 7% of the component return of sugar; (I) 5% of the component return of corn; (J) 5% of the component return of wheat; (K) 5% of the component return of soybeans; (L) 6% of the component return of cotton; (M) 7% of the component return of lean hogs; (N) 10% of the component return of WTI crude oil; (O) 10% of the component return of Brent crude oil; and (P) 10% of the component return of RBOB gasoline.

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes (Continued)

Component Return:

The “component return” of a basket component will be equal to:

final component price – initial component price

initial component price

where,

•   the “initial component price” will be the settlement price of such basket component on the pricing date; provided, however, that if a market disruption event occurs or is continuing with respect to a basket component on the pricing date, the calculation agent will determine the initial component price of such basket component by reference to the settlement price of such basket component on the next trading day on which a market disruption event has not occurred or is not continuing for such basket component; provided, further, that if a market disruption event occurs or is continuing with respect to a basket component on each of the five trading days following the pricing date, then the calculation agent will determine the initial component price of such basket component subject to a market disruption event based upon its good faith estimate of the settlement price of such basket component on that fifth trading day; and

•   the “final component price” will be the settlement price of such basket component on the calculation day.

Participation Rate:	The “participation rate” will be determined on the pricing date and will be within the range of 120% to 130%.

Downside Factor:	The “downside factor” is 70%.
Settlement Price:

The “settlement price” of a basket component on any day will be:

(i)       in the case of gold, the official afternoon fixing price per troy ounce of gold for delivery in London through a member of the London Bullion Market Association (the “LBMA”) authorized to effect such delivery, expressed in U.S. dollars per troy ounce, as calculated by the London Gold Market on that day (the “London gold fixing price”);

(ii)      in the case of silver, the official fixing price per troy ounce of silver for delivery in London through a member of the LBMA authorized to effect such delivery, expressed in U.S. cents per troy ounce, as calculated by the London Silver Market on that day (the “London silver fixing price”);

(iii)     in the case of platinum, the official afternoon fixing price per troy ounce gross of platinum for delivery in Zurich through a member of the London Platinum and Palladium Market (the “LPPM”) authorized to effect such delivery, expressed in U.S. dollars per troy ounce gross, as calculated and published by the LPPM on that day (the “LPPM platinum price”);

(iv)     in the case of aluminum, the official cash seller and settlement price of Primary Aluminum on the London Metal Exchange (the “LME”), expressed in U.S. dollars

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes (Continued)

           per tonne, traded on the LME on that day (the “LME Primary Aluminum price”) as made public by the LME;

(v)      in the case of copper, the official cash offer price per tonne of copper Grade A on the LME for the spot market, expressed in U.S. dollars per tonne, traded on the LME on that day (the “LME copper Grade A price”) as made public by the LME;

(vi)     in the case of lead, the official cash seller and settlement price of Standard Lead on the LME, expressed in U.S. dollars per tonne, traded on the LME on that day (the “LME Standard Lead price”) as made public by the LME;

(vii)    in the case of nickel, the official cash seller and settlement price of Primary Nickel, expressed in U.S. dollars per tonne, traded on the LME on that day (the “LME Primary Nickel price”) as made public by the LME;

(viii)  in the case of sugar, the official settlement price per pound of deliverable-grade sugar cane of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per pound, traded on the Intercontinental Exchange (“ICE”) on that day (the “ICE sugar price”) as made public by the ICE;

(ix)     in the case of corn, the official settlement price per bushel of deliverable-grade corn of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contact (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel, traded on Chicago Board of Trade (the “CBOT”) on that day (the “CBOT corn price”) as made public by the CBOT;

(x)      in the case of wheat, the official settlement price per bushel of deliverable-grade wheat of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby futures contract, the second nearby month futures contract) expressed in U.S. cents per bushel, traded on the CBOT on that day (the “CBOT wheat price”) as made public by the CBOT;

(xi)     in the case of soybeans, the official settlement price per bushel of deliverable-grade soybeans of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel, traded on the CBOT on that day (the “CBOT soybean price”) as made public by the CBOT;

(xii)    in the case of cotton, the official settlement price per pound of deliverable-grade cotton No. 2 on the ICE of the first nearby month futures contract (or, in the case

PRS-5

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes (Continued)

of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per pound, on that day (the “ICE cotton price”) as made public by the ICE;

(xiii)  in the case of lean hogs, the official settlement price per pound of hog carcasses of the first nearby month futures contract, expressed in U.S. cents per pound, traded on The Chicago Mercantile Exchange (the “CME”) on that day (the “CME lean hogs price”) as made public by the CME;

(xiv)   in the case of WTI crude oil, the official settlement price per barrel of the first nearby month futures contract for West Texas Intermediate (“WTI”) light sweet crude oil, expressed in U.S. dollars per barrel, traded on New York Mercantile Exchange (“NYMEX”) on that day (the “NYMEX crude oil price”) as made public by the NYMEX;

(xv)    in the case of Brent crude oil, the official settlement price per barrel of the first nearby month futures contract for ICE Brent crude oil, expressed in U.S. dollars per barrel, traded on the ICE on that day (the “ICE Brent crude price”) as made public by the ICE; and

(xvi)   in the case of RBOB gasoline, the official settlement price per gallon of the first nearby month futures contract for NYMEX RBOB gasoline, expressed in U.S. dollars per gallon, traded on the NYMEX on that day (the “NYMEX RBOB gasoline price”) as made public by the NYMEX.

The term “first nearby month futures contract” for a commodity on any day refers to the futures contract for that commodity with the last trading day closest to such day and the term “second nearby month futures contract” for a commodity refers to the futures contract for that commodity with the last trading day immediately after the last trading day of the first nearby month futures contract for that commodity.

Calculation Day:	July 31, 2015 or, if such day is not a trading day, the next succeeding trading day. If a market disruption event occurs or is continuing with respect to a basket component on the calculation day, the calculation day for such basket component will be postponed to the first succeeding trading day on which a market disruption event for such basket component has not occurred and is not continuing. If such first succeeding trading day has not occurred as of the fifth scheduled trading day after the scheduled calculation day for such basket component, that fifth scheduled trading day shall be deemed the calculation day. If the calculation day has been postponed five scheduled trading days after the scheduled calculation day for such basket component and such fifth scheduled trading day is not a trading day, or if a market disruption event occurs or is continuing with respect to the basket component on such fifth scheduled trading day, the

PRS-6

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes (Continued)

calculation agent will determine the settlement price of such basket component on such fifth scheduled trading day based on its good faith estimate of the settlement price. Notwithstanding a postponement of the calculation day for a particular basket component due to a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event.

Market Disruption Events:

A “market disruption event” means any of the following events as determined by the calculation agent in its sole discretion:

(i)       with respect to gold: (A) a material limitation or suspension of trading in the London afternoon gold fixing market; or (B) the failure of the London Gold Market to announce or publish the London gold fixing price;

(ii)      with respect to silver: (A) a material limitation or suspension of trading in the London silver fixing market; or (B) the failure of the London Silver Market to announce or publish the London silver fixing price;

(iii)     with respect to platinum: (A) a material limitation or suspension of trading in platinum by the LPPM; or (B) the failure of the LPPM to announce the LPPM platinum price;

(iv)     with respect to aluminum: (A) a material limitation or suspension of trading in Primary Aluminum on the LME; or (B) the failure of the LME to announce the LME Primary Aluminum price;

(v)      with respect to copper: (A) a material limitation or suspension of trading in copper Grade A on the LME; or (B) the failure of the LME to announce the LME copper Grade A price;

(vi)     with respect to lead: (A) a material limitation or suspension of trading in Standard Lead on the LME; or (B) the failure of the LME to announce the LME Standard Lead price;

(vii)    with respect to nickel: (A) a material limitation or suspension of trading in Primary Nickel on the LME; or (B) the failure of the LME to announce the LME Primary Nickel price;

(viii)  with respect to sugar: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade sugar cane; or (B) the failure of the ICE to announce the ICE sugar price;

(ix)     with respect to corn: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade corn; or (B) the failure of CBOT to announce the CBOT corn price;

(x)      with respect to wheat: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade wheat; or (B) the failure of CBOT to announce the CBOT wheat price;

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes (Continued)

(xi)     with respect to soybeans: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade soybeans; or (B) the failure of CBOT to announce the CBOT soybean price;

(xii)    with respect to cotton: (A) a material limitation or suspension of trading in the applicable futures contract for deliverable-grade cotton; or (B) the failure of the ICE to announce the ICE cotton price;

(xiii)  with respect to lean hogs: (A) a material limitation or suspension of trading in the first nearby month futures contract for lean hogs traded on the CME; or (B) the failure of the CME to announce the CME lean hogs price;

(xiv)   with respect to WTI crude oil: (A) a material limitation or suspension of trading in the first nearby month futures contract for WTI light sweet crude oil traded on NYMEX; or (B) the failure of NYMEX to announce the NYMEX crude oil price;

(xv)    with respect to Brent crude oil: (A) a material limitation or suspension of trading in the first nearby month futures contract for ICE Brent crude oil traded on the ICE; or (B) the failure of the ICE to announce the ICE Brent crude price; and

(xvi)   with respect to RBOB gasoline: (A) a material limitation or suspension of trading in the first nearby month futures contract for RBOB reformulated gasoline traded on NYMEX; or (B) the failure of NYMEX to announce the NYMEX RBOB gasoline price.

For purposes of determining whether a market disruption event has occurred or is continuing with respect to a basket component, a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant trading facility.

Trading Day:

A “trading day” means (i) with respect to gold and silver, any day on which the LBMA is open for trading, (ii) with respect to platinum, any day the LPPM is open for trading, (iii) with respect to aluminum, copper, lead and nickel, any day the LME is open for trading, (iv) with respect to corn, wheat and soybeans, any day the CBOT is open for trading, (v) with respect to sugar, cotton and Brent crude oil, any day the ICE is open for trading, (vi) with respect to lean hogs, any day the CME is open for trading, and (vii) with respect to WTI crude oil and RBOB gasoline, any day the NYMEX is open for trading.

Discontinuance of Quotations; Alteration of Manner of Quotation

If the quotation source for a basket component discontinues quoting the settlement price for such basket component as provided herein and another entity publishes a quotation that the calculation agent determines, in its sole discretion, to be comparable to the discontinued quotation, then any subsequent settlement price will be determined by reference to the quotation of such settlement price provided by such successor entity (in any such case, referred to herein as a “successor quotation source”) on the date that the settlement price is to be determined.

Upon any selection by the calculation agent of a successor quotation source, Wells Fargo will cause notice to be given to the holders of the notes.

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes (Continued)

If the quotation source for a basket component discontinues quoting the settlement price for such basket component as provided herein and the calculation agent determines that no successor quotation source for such settlement price is available at such time, then any subsequent settlement price will be determined by reference to the calculation agent’s good faith estimate of the settlement price for such basket component.

If a successor quotation source is selected or the calculation agent calculates a settlement price in the absence of a successor quotation source, such successor quotation source or settlement price will be used for all purposes with respect to calculation of the redemption amount, including for purposes of determining whether a market disruption event exists.

Notwithstanding these alternative arrangements, discontinuance of the publication of a quotation of a basket component by a quotation source may adversely affect the value of the notes.

If the method of quoting a settlement price as provided herein is changed in a material respect by a quotation source or a successor quotation source, then the calculation agent will, on the date that the settlement price is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a settlement price for such basket component as if such changes had not been made. The calculation agent will calculate the redemption amount with reference to the settlement price, as adjusted.

Calculation Agent:

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the notes and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the redemption amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•   determine whether a market disruption event has occurred;

•   determine if adjustments are required to the settlement price of a basket component under various circumstances; and

•   if quotation of the settlement price of a basket component is discontinued, select a successor quotation source or, if no successor quotation source is available, determine the settlement price of the basket component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. All percentages and other amounts resulting from any calculation with respect to the notes will be rounded at the calculation agent’s discretion. The calculation agent will have no liability for its determinations.

PRS-9

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes (Continued)

Events of Default and Acceleration:	In case an event of default with respect to the notes has occurred and is continuing, the amount payable to a holder of a note upon any acceleration will be equal to the redemption amount, calculated as provided herein. The redemption amount will be calculated as though the date of acceleration were the calculation day.

No Listing:	The notes will not be listed on any securities exchange or automated quotation system.
Tax Consequences:

The United States federal income tax consequences of your investment in the notes are uncertain. Some of these consequences are summarized below, but we urge you to read the more detailed discussion under “United States Federal Income Tax Considerations” and to consult your own tax advisor.

The terms of the notes require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a note as a pre-paid derivative contract with respect to the Basket. If your notes are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), you should generally recognize capital gain or loss upon the sale, exchange or maturity of your notes in an amount equal to the difference between the amount you receive upon the sale or exchange of your notes or at maturity and the amount you paid for your notes. Such gain or loss should generally be long-term capital gain if you have held your notes for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that your notes could alternatively be treated for tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PRS-66. For example, the IRS could treat a note as a single debt instrument subject to special rules governing contingent payment debt obligations.

The IRS has released a notice that may affect the taxation of holders of the notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, if issued, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations.

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes (Continued)

Agent:	Wells Fargo Securities, LLC. The agent may resell the notes to other securities dealers at the original offering price of the notes less a concession not in excess of 2.50% of the original offering price of the notes. Such securities dealers may include Wells Fargo Advisors, LLC (“WFA”), one of our affiliates. In addition to any sales concession paid to WFA, WFA will receive up to $1.75 of the structuring and development costs discussed on the cover page hereof for each $1,000 note it sells.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RER8

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors

Your investment in the notes will involve risks. You should carefully consider the risk factors set forth below as well as the other information contained in the prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the notes may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

If The Ending Level Is Less Than The Starting Level, You Will Receive Less, And Possibly 70% Less, Than The Original Offering Price Of Your Notes.

If the ending level is less than the starting level, the redemption amount that you receive at stated maturity will be reduced by an amount equal to 70% of the decline in the level of the Basket. As a result, you may receive less, and possibly 70% less, than the original offering price per note even if the value of the Basket is greater than or equal to the starting level at certain times during the term of the notes.

Your Yield May Be Lower Than The Yield On Other Debt Securities Of Comparable Maturity.

The yield that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Even if the ending level is greater than the starting level, the amount you receive at stated maturity may only be slightly greater than the original offering price, and your yield may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest-bearing debt securities, the notes do not guarantee the return of a principal amount on the stated maturity date.

The Notes Are Subject To The Credit Risk Of Wells Fargo.

The notes are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the notes are subject to our creditworthiness. As a result, our actual and perceived creditworthiness may affect the value of the notes and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the notes.

No Periodic Interest Will Be Paid On The Notes.

No periodic payments of interest will be made on the notes. However, because it is possible that the notes may be classified as contingent payment debt instruments rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your notes. See “United States Federal Income Tax Considerations.”

The Inclusion Of The Agent Discount Or Commission And Structuring And Development Costs In The Original Offering Price Of The Notes And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Notes.

Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the notes will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the agent discount or commission paid in connection with the initial

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

distribution, structuring and development costs and offering expenses. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. We expect such costs will include the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. The price at which an agent or any other potential buyer may be willing to buy your notes will also be affected by the market and other conditions discussed in the next risk factor.

The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the notes prior to stated maturity will be affected by supply and demand of the notes, the value of the Basket at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. A change in a specific factor could have the following impacts on the value of the notes, assuming all other conditions remain constant. When we refer to the “value” of your note, we mean the value that you could receive for your note if you are able to sell it in the open market before the stated maturity date.

•

Basket Performance. The value of the notes prior to maturity will depend substantially on the value of the Basket. The price at which you will be able to sell the notes before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Basket at such time is less than, equal to or not sufficiently above its starting level.

•	Interest Rates. The value of the notes may be affected by changes in the interest rates in the U.S. markets.

•	Volatility Of The Basket. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the notes may be affected if the volatility of the Basket changes.

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Time Remaining To Maturity. The value of the notes may be affected by the time remaining to maturity. As a result of a “time premium,” the notes may have a value above that which would be expected based on the level of interest rates and the performance and value of the Basket at such time the longer the time remaining to maturity. A “time premium” results from expectations concerning the value of the Basket during the period prior to maturity of the notes. As the time remaining to the maturity of the notes decreases, this time premium will likely decrease and, depending on the value of the Basket at such time relative to the starting level, may adversely affect the value of the notes.

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Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the notes. However, because the return on the notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the value of the Basket, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the notes.

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as a change in the value of the Basket. In general, assuming all relevant factors are held constant, we expect that the effect on

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

the value of the notes of a given change in most of the factors listed above will be less if it occurs later than if it occurs earlier in the term of the notes. One exception is that one or more significant decreases in the value of the Basket, whenever those decreases occur, may significantly decrease the value of the notes.

We Do Not Expect A Trading Market For The Notes To Develop.

The notes will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the notes from holders, they are not obligated to do so and are not required to and do not intend to make a market for the notes. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which the agent is willing to buy your notes.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to stated maturity.

The Settlement Price Of A Commodity May Change Unpredictably, Affecting The Value Of Your Notes In Unforeseeable Ways.

Trading in commodities is speculative and can be extremely volatile. The settlement price of a commodity may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather and acts of nature; agricultural conditions; international trade conditions; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; force majeure occurrences; increased exploration and enhanced production methods and other technological developments driven by increased commodity prices; changes in interest rates; speculation and trading activities in the commodities; and changes in exchange rates for the U.S. dollar (the currency in which the settlement price for the commodities are quoted). These factors may affect the settlement price of a commodity and the value of your notes in varying ways.

The Valuation Of A Commodity May Not Be Consistent With Other Measures Of Value For Such Commodity.

The value of a commodity will be determined by reference to spot prices, fixing prices or futures contract prices of specified maturities for such commodity as quoted on specified exchanges. Such value will not necessarily be consistent with other valuations of the commodity, such as those as determined by reference to futures contracts on different exchanges, with different delivery points or with different maturities.

Changes In The Value Of One Or More Basket Components May Offset Each Other.

Price movements in the basket components may not correlate with each other. Even if the settlement price of one or more of the basket components increases, the settlement price of one or more of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending level of the Basket, increases in the settlement price of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the settlement price of one or more of the other basket components. You cannot

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

predict the future performance of any basket components or the Basket as a whole, or whether increases in the settlement prices of any of the basket components will be offset by decreases in the settlement prices of the other basket components, based on their historical performance.

The Basket Components Included In The Basket Are Not Equally Weighted.

The basket components in the Basket are not equally weighted. As a result, a percentage change in the settlement price of a basket component with a higher weighting relative to the other basket components will have a greater impact on the ending level than will a similar percentage change in the settlement price of such other basket components. In addition, the types of commodities in the Basket have different aggregate weightings: precious metals (15%); metals (20%); agriculture (35%); and energy (30%). The three energy commodities (WTI crude oil, Brent crude oil and RBOB gasoline) are all petroleum-based commodities.

Suspensions, Limitations Or Disruptions Of Market Trading In The Commodity And Related Futures Markets And The Rules Of Trading Facilities In Such Markets May Adversely Affect The Value Of The Notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the settlement price of a commodity and, therefore, the value of your notes.

The settlement prices for each of gold and silver will be determined by reference to prices reported by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should stop operations, or if bullion trading by LBMA members should become subject to a value added tax, any other tax or any other form of regulation currently not in place, the role of LBMA price fixings as a global benchmark for the value of gold and silver may be affected. In addition, there are no price limits applicable to LBMA contracts and, consequently, prices can decline without limitation over a period of time.

The settlement price of platinum will be determined by reference to the price reported by the LPPM. The LPPM is a self-regulatory association of bullion market participants that is not a regulated entity. If the LPPM should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the LPPM price fixings for the value of platinum may be adversely affected. The LPPM is a principals’ market which operates in a manner more closely analogous to over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LPPM trading. For example, there are no daily price limits on the LPPM, which would otherwise restrict fluctuations in the price of LPPM contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The price of platinum may be, and has recently been volatile, and we can give no assurance that the volatility will lessen.

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

The settlement price for each of aluminum, copper, lead and nickel will be derived from principals’ markets which operate in a manner more closely analogous to the over-the-counter physical commodity markets than the futures markets, and certain features of U.S. futures markets are not present in the context of trading on such principals’ markets. For example, there are no daily price limits, which would otherwise restrict the extent of daily fluctuations in the prices of such commodities in such markets. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, depending on the underlying commodity, contracts traded on the LME call for daily delivery from one day to three months following the date of the applicable contract and for monthly delivery from the seventh month following the date of the applicable contract up to 63 months following the date of the applicable contract. This is in contrast to contracts traded on futures exchanges, which call for delivery in stated delivery months. As a result, there may be greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices for LME contracts for certain delivery dates. If such aberrations occur with respect to the LME contracts for aluminum, copper, lead or nickel, the settlement price of aluminum, copper, lead or nickel, as applicable, could be adversely affected.

Possible Regulatory Changes Could Adversely Affect The Return On And Value Of Your Notes.

U.S. regulatory agencies are currently considering and are expected to soon enact rules that may substantially affect the regulation of the commodity and futures markets. Although the final form of any new rules has not yet been determined, it is likely that such rules will limit the ability of market participants to participate in the commodity and futures markets to the extent and at the levels that they have in the past and may have the effect of reducing liquidity in these markets and changing the structure of the markets in other ways. In addition, these regulatory changes will likely increase the level of regulation of markets and market participants and the costs of participating in the commodities and futures markets. These changes could impact the ending level and volatility of the Basket which could in turn adversely affect the return on and the value of your notes.

An Investment In The Notes May Be Subject To Risks Associated With Foreign Commodity Exchanges.

You should be aware that investments in commodities that trade on foreign commodity exchanges involve particular risks. Foreign commodity exchanges may be less regulated than U.S. commodity exchanges, and certain foreign commodities markets may be more susceptible to disruption due to the absence of government regulation. Trading on foreign commodity exchanges is also subject to exchange rate risk relative to the U.S. dollar, exchange controls, expropriations, taxation policies, moratoriums and political or diplomatic events.

The Settlement Price Of A Commodity And The Value Of The Notes May Be Affected By Currency Exchange Fluctuations.

The settlement price for the commodities will be quoted in U.S. dollars or cents, as applicable. As a result, appreciation of the U.S. dollar will increase the relative cost of such commodities for foreign consumers, thereby reducing demand for such commodities and affecting the settlement price of such commodities. As a result, the settlement price of the commodities and an investment in the notes may be adversely affected by changes in exchange rates between the U.S. dollar and foreign currencies. In recent years, rates of exchange between the U.S. dollar and various foreign currencies have been highly volatile and this volatility may continue in the future. However, fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the notes.

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

Changes In Exchange Methodology Or Changes In Law Or Regulations May Affect The Value Of The Notes Prior To Maturity And The Amount You Receive At Maturity.

The settlement price of a commodity may be determined by reference to the price of that commodity as determined by the applicable exchange. An exchange may from to time change any rule or bylaw or take emergency action under its rules, any of which could affect such settlement price. Any such change which causes a decrease in such settlement price could adversely affect the value of the notes and the redemption amount. In addition, prices of commodities and commodity futures contracts could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities or commodity components) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the settlement price of a commodity, the value of the notes and the redemption amount.

Your Return On The Notes Could Be Less Than If You Owned The Commodities Included In The Basket.

Your return on the notes will not reflect the return you would realize if you actually purchased the commodities in the Basket. You will not have any ownership interest or rights in any commodities included in the Basket.

Historical Settlement Prices Of A Commodity Should Not Be Taken As An Indication Of The Future Performance Of The Commodity During The Term Of The Notes.

The actual performance of a commodity over the term of the notes, as well as the redemption amount, may bear little relation to the historical performance of the commodity. The settlement price of a commodity will be influenced by complex and interrelated political, economic, financial, military and other factors that can affect the markets in which the commodity is traded and the value of that commodity itself. As a result, it is impossible to predict whether the settlement price of a commodity will rise or fall during the term of the notes.

You Must Rely On Your Own Evaluation Of The Merits Of An Investment Linked To A Commodity.

In the ordinary course of business, we and our affiliates may from time to time express views on expected movements in the price of a commodity. These views are sometimes communicated to clients who participate in the commodities markets. However, these views, depending upon worldwide economic, political and other developments, may vary over differing time horizons and are subject to change. Moreover, other professionals who deal in the commodities markets may at any time have significantly different views from those expressed by us or our affiliates. For reasons such as these, we believe that most investors in the commodities markets derive information concerning those markets from multiple sources. In connection with your purchase of the notes, you should investigate the commodities markets and not rely on views which may be expressed by us or our affiliates in the ordinary course of business with respect to future commodity price movements.

You should make such investigation as you deem appropriate as to the merits of an investment linked to a commodity. Neither the offering of the notes nor any views which may from time to time be expressed by us or our affiliates in the ordinary course of business with respect to future price movements of a commodity constitutes a recommendation as to the merits of an investment in the notes.

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

Holders Of The Notes Will Not Benefit From The Regulatory Protections Of The Commodity Futures Trading Commission Or Any Non-U.S. Regulatory Authority.

The notes are our direct obligations. The net proceeds to be received by us from the sale of the notes will not be used to purchase or sell futures contracts or options on futures contracts on a commodity for the benefit of the holders of notes. An investment in the notes does not constitute an investment in futures contracts or options on futures contracts, and holders of the notes will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”) afforded to persons who trade in such contracts.

Unlike an investment in the notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (“CPO”), or qualify for an exemption from the registration requirement. Because the notes are not interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO, and holders of the notes will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

The determination of the ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be postponed until the later of (i) three business days after the ending level is determined and (ii) the initial stated maturity date.

Potential Conflicts Of Interest Could Arise.

One of our affiliates will be the calculation agent for purposes of determining, among other things, the starting level and the ending level, calculating the redemption amount, determining whether adjustments should be made to the ending level and determining whether a market disruption event has occurred. The calculation agent will also select a successor quotation source for a basket component if quotation of the settlement price for such basket component is discontinued or, if no successor quotation source is available, determine the settlement price of such basket component. As a result, even though the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you. In addition, some of our activities in connection with hedging our obligations under the notes and other business activities may create conflicts of interest as discussed in the next risk factor.

Trading And Other Transactions By Us Or Our Affiliates Could Affect The Value Of The Basket, Prices Of Commodities Included In The Basket Or The Value Of The Notes.

From time to time, as part of our general financial risk management, we or one or more of our affiliates may fully or partially hedge our obligations under the notes. Pursuant to such hedging activities, we or one or more of our affiliates may acquire commodities included in the Basket or listed or over-the-counter derivative or synthetic instruments related to such commodities. Depending upon, among other things, future market conditions, the aggregate amount and the composition of our positions are likely to vary over time.

To the extent that we or one or more of our affiliates has a long hedge position in any of the commodities included in the Basket, or derivative or synthetic instruments related to those commodities, we or one or more of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the notes. Certain

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

activity by us or one or more of our affiliates described above can potentially increase or decrease the prices of a commodity included in the Basket and, accordingly, increase or decrease the value of the Basket. Although we have no reason to believe that any of those activities will have a material impact on the value of the Basket, these activities could have such an effect. Profits or losses from any of our positions discussed above cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account.

We or one or more of our affiliates may also engage in trading in the commodities included in the Basket and other investments relating to such commodities on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the settlement prices of such commodities and, therefore, the value of the notes.

In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in the notes from time to time and may, in our or their sole discretion, hold or resell those notes. We or one or more of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future. You should note that if we or one or more of our affiliates take any such position at any time, it is possible that we or one or more of our affiliates could receive substantial returns with respect to those positions while the value of your notes may decline.

We or one or more of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the Basket. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

Significant Aspects Of The Tax Treatment Of The Notes Are Uncertain.

The United States federal income tax consequences of your investment in the notes are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. See “United States Federal Income Tax Considerations” below. You should consult your tax advisor about your own tax situation.

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Because there is no authority that specifically addresses the United States federal income tax treatment of the notes, it is possible that your notes could be treated for United States federal income tax purposes in a manner that differs significantly from the treatment described in this pricing supplement. We urge you to read the discussion entitled “United States Federal Income Tax Considerations” below on page PRS-65 for a more detailed discussion of tax considerations applicable to your notes, and we also urge you to discuss the tax consequences of your investment in the notes with your tax advisor.

The IRS has released a notice that may affect the taxation of holders of the notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, if issued, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, Wells Fargo intends to treat your notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

There Are Risks Associated With Each Of The Basket Components.

Gold.

Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. It is not possible to predict the aggregate effect of all or any combination of these factors.

Silver.

The price of silver is primarily affected by global demand for and supply of silver. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography, jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

Platinum.

The price of platinum is primarily responsive to global supply and demand. However, since the platinum supply is very limited, any disruptions in, and subsequent restorations of, platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, Russia and South Africa, the size and availability of Russian platinum stockpiles, and the economic situation of the main consuming countries. Platinum is used in a variety of industries, in particular the automotive industry. The automotive industry, which uses platinum in catalytic converters, accounts for approximately 80% of the industrial use of platinum, and continued decline in the global automotive industry may impact the price of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary non-industrial use of platinum is jewelry, which accounts for approximately 40% of the overall demand for platinum.

Aluminum.

The price of aluminum is primarily affected by the global demand for and supply of aluminum, but is also influenced by speculative actions and by currency exchange rates. Market prices for aluminum can fluctuate widely and are affected by numerous factors, with the two principal factors being the level of economic activity in the main consuming markets and the rate of supply of new metal from producers. Other factors influencing market prices for aluminum include disruptions in, and subsequent restorations of, aluminum output, the level of metal exports from Russia and producer cut-backs (or increases in production).

Production of aluminum is a three-stage process beginning with the mining of bauxite. Bauxite is refined to produce alumina, which is then smelted to produce aluminum. The mining of bauxite occurs mainly in the tropics, with the major producing regions being the Caribbean, South America, Africa, Southeast Asia and Australia. Fluctuation in the supplies of bauxite or social or political disruptions in the major producing regions could affect the settlement price of aluminum. The production of aluminum from alumina is a power-intensive process and a continuous supply of electrical power is essential. A significant proportion of aluminum production capacity is located close to resources of hydroelectric power. Other economical energy sources for producing aluminum include lowgrade coal and waste gases from oil production. However, disruptions in, and subsequent restorations of, the supply of energy to aluminum producers or an increase or decrease in the cost thereof could affect the settlement price of aluminum. Furthermore, a significant proportion of western world aluminum production capacity is controlled by a small number of companies, and such producers have in the past implemented temporary curtailments of output. Such efforts at supply curtailment (or the cessation thereof) could affect the settlement price of aluminum. Aluminum’s major end-uses include applications in the transportation, construction, packaging and electrical industries. Potential for substitution exists in all areas. The development of a substitute product could adversely affect the settlement price of aluminum.

The supply of and demand for aluminum influence the aluminum price in the medium-to-longer term. In the event of sudden disruptions in the supplies of aluminum, such as those caused by war, accidents, weather or acts of terrorism, aluminum prices and, consequently, the settlement price of aluminum, could become extremely volatile and unpredictable. Also, sudden and dramatic declines in aluminum prices may occur, for example, upon cessation of hostilities that may exist in countries producing aluminum or upon the discovery of significant additional sources or reserves of the raw materials necessary to produce aluminum (e.g., bauxite or electricity),

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In addition, the price of aluminum has on occasion been subject to very rapid and significant short-term changes due to speculative activities which, if such activities result in a price decrease, may cause the value of the notes to decrease.

Copper.

The price of copper is primarily affected by the global demand for and supply of copper, but is also influenced by speculative actions and by currency exchange rates. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors which are particularly important include the electrical and construction sectors. Continued or increased weakness in those sectors may adversely affect the price of copper. In recent years demand has been supported by strong consumption from newly industrializing countries, which continue to be in a copper-intensive period of economic growth as they develop their infrastructure. Any change in these conditions may result in a decrease in the price of copper. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper and their availability and price also affects the demand for copper.

Apart from the United States, Canada and Australia, the majority of copper concentrate supply (the raw material) comes from countries that have experienced political instability and upheaval and, as a result, copper supply has been affected by strikes, financial problems and terrorist activity in recent years. Any improvement in such conditions may result in a decrease in the price of copper. The supply of copper is also affected by current and previous price levels, which influence investment decisions in new smelters.

Lead.

The price of lead is primarily affected by the global demand for and supply of lead, but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for lead is significantly influenced by the level of global industrial economic activity. The storage battery industrial sector is particularly important to demand for lead given that the use of lead in the manufacture of batteries accounts for a significant percentage of world-wide lead demand. Any reduction of growth in the production of batteries will reduce lead demand. The power generation industrial sector is also important to demand for lead given that the use of lead in the manufacture of power generation units accounts for a significant percentage of world-wide lead demand. Additional applications of lead include gasoline additives, pigments, chemicals and crystal glass. Any reduction of use of lead in the manufacture of these products will also reduce demand for lead. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. The supply of lead is widely spread around the world. The supply of lead is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. A critical factor influencing supply is the environmental and regulatory regimes of the countries in which lead is mined and processed.

Nickel.

The price of nickel is primarily affected by the global demand for and supply of nickel, but is also influenced by speculative actions and by currency exchange rates. Demand for nickel is significantly influenced by the level of global industrial economic activity. The stainless steel industrial sector is particularly important given that the use of nickel in the manufacture of stainless steel accounts for a significant percentage of world-wide nickel

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Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

demand. Any reduction of growth in the production of stainless steel will reduce nickel demand as will reductions to inventory in response to changes in economic activity and/or pricing levels, and these factors can adversely affect nickel prices. There are substitutes for nickel and their availability and price also affects demand for nickel. In addition, the nickel alloy process used in stainless steel production also requires a large amount of energy. As a result, nickel prices may be negatively influenced by high global energy prices.

The supply of nickel is also affected by current and previous price levels, which influence investment decisions in new mines and smelters.

The world’s largest nickel producers are Canada and Russia. Since Russia produces a significant amount of world nickel production and has significant nickel reserves, nickel supply and hence nickel prices will be influenced by Russia’s political and economic stability.

Sugar.

Sugar prices are primarily affected by governmental policy and international trade agreements, speculative actions, currency exchange rates and the global demand for and supply of sugar. Sugar is primarily used as a human food sweetener, but it is also used in the production of fuel ethanol. Global demand for sugar is influenced by the level of human consumption of sweetened foods and beverages, the availability of sugar substitutes, consumer preferences and, to a lesser extent, by the demand for sugar as the basis for fuel ethanol. In addition, prices for sugar are affected by governmental and intergovernmental programs and policies regarding trade and agriculture, specifically, and fiscal and monetary policies, more generally. Extrinsic factors such as weather, disease and natural disasters also affect sugar prices. The world supply of sugar is dominated by the European Union, Brazil, Guatemala, Cuba, Thailand and Australia, while other countries, including India, the United States, Canada and Russia, produce significant amounts of sugar for domestic consumption.

Corn.

Corn prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of corn, but are also influenced by speculative actions and by currency exchange rates. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol. The demand for corn is also affected by the demand from the pork, beef and poultry sectors, which use corn for feed. Adverse events in those industries will lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. In addition, prices for corn are affected by governmental and intergovernmental programs and policies regarding trade, agriculture and energy, specifically, and fiscal and monetary issues, more generally. Extrinsic factors such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals also affect corn prices. The United States, Brazil and China are the three biggest suppliers of corn crops.

Wheat.

Wheat prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of wheat. In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture and energy, specifically, and fiscal and monetary issues, more generally. Human consumption and alternative uses for wheat and other grains in manufacturing and other industries may

PRS-23

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

also affect the price of wheat. Extrinsic factors such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals also affect wheat prices. Substitution of other commodities for wheat could also impact the price of wheat. The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers, and the current and previous price of wheat. In addition, technological advances and scientific developments could lead to increases in worldwide production of wheat and corresponding decreases in the price of wheat. China, India and the United States are the three biggest suppliers of wheat crops.

Soybeans.

Soybean prices are primarily affected by weather and crop growing conditions generally and the global demand for and supply of soybeans. In addition, prices for soybeans are affected by governmental and intergovernmental programs and policies regarding trade, agriculture and energy, specifically, and fiscal and monetary issues, more generally. Soy biodiesel, animal agriculture, edible soybean oil and new industrial uses are examples of major areas that may impact worldwide soybean demand. Such alternative uses may be dependent on governmental action, such as subsidies or tariffs, and technological innovation. Extrinsic factors such as natural disasters, pestilence, scientific developments, wars and political and civil upheavals also affect soybean prices. The United States, Argentina and Brazil are the three biggest suppliers of soybean crops.

Cotton.

Cotton prices are primarily affected by the global demand for and supply of cotton, but are also influenced by speculative actions and by currency exchange rates. In addition, the price of cotton is affected by governmental programs and policies regarding agriculture, including cotton, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect cotton prices such as weather, crop yields, natural disasters, technological developments, wars and political and civil upheavals. Demand for cotton has generally increased with worldwide growth and prosperity but may be negatively affected by changes in global economic conditions.

Lean Hogs.

Livestock commodities, including lean hogs, are “non-storable” commodities, and therefore may experience greater price volatility than traditional commodities. Global livestock commodity prices are primarily affected by the global demand for and supply of those commodities, but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for livestock commodities are affected by governmental programs and policies regarding livestock, as well as general trade, fiscal and exchange control policies. Extrinsic factors such as drought, floods, general weather conditions, disease (e.g., Bovine Spongiform Encephalopathy, or Mad Cow Disease), availability of and prices for livestock feed and natural disasters may also affect livestock commodity prices. Demand for livestock commodities has generally increased with worldwide growth and prosperity but may be negatively affected by changes in global economic conditions.

WTI Crude Oil And Brent Crude Oil.

Oil prices fluctuate widely. They are affected by numerous factors in addition to economic activity. These include weather, political events, discoveries of new reserves, labor activity, and, especially, direct government intervention such as embargos (and releases thereof), and supply disruptions (and restorations thereof) in major producing or consuming regions such as the Middle East, the United States, Latin America, China and Russia.

PRS-24

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Risk Factors (Continued)

Such events tend to affect oil prices worldwide, regardless of the location of the event. The outcome of meetings of the Organization of Petroleum Exporting Countries (OPEC) can particularly affect world oil supply and oil prices. Oil prices could also be affected by any decision by OPEC to quote oil prices in a currency other than U.S. dollars (such as Euros), which could decrease liquidity in the first nearby month futures contract, and thereby affect the value of such futures contract. Market expectations about these events and speculative activity may also cause prices to fluctuate.

While short term demand/supply responsiveness to oil price changes can be limited due to short term constraints or stockpiling, generally oil demand and supply adjust to oil prices over time. Oil prices are also affected by factors such as interest rates, money supply, global economic trends, geopolitical events and speculation. All of these factors could adversely affect the settlement price of crude oil.

Furthermore, a significant proportion of world oil production capacity is controlled by a small number of producers, and such producers have in the past implemented curtailments of output and trade. Such efforts at supply curtailment (or the cessation thereof) could affect the settlement price of crude oil. Oil’s major end-use as a refined product is as a transport fuel, industrial fuel and in-home heating fuel. Potential for substitution exists in most areas. The development of a substitute product or transport fuel could adversely affect the settlement price of crude oil.

The supply of and demand for oil influence the price of oil in the medium-to-longer term. In the event of sudden disruptions in the supplies of oil, such as those caused by war, accidents, weather or acts of terrorism, prices of oil futures contracts and, consequently, the settlement price of crude oil, could become extremely volatile and unpredictable. Also, sudden and dramatic declines in futures contract prices may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the discovery of significant additional sources or reserves of oil, the introduction of new or previously withheld supplies into the market (e.g., oil from Iraq) or the introduction of substitute products or commodities. Any such declines could have a significant adverse effect on the settlement price of crude oil. In addition, the price of oil has on occasion been subject to very rapid and significant short-term changes due to speculative activities. Such volatility could lead some investors in oil futures contracts to withdraw from the applicable futures markets, which could adversely affect the liquidity of such markets and could adversely affect the settlement price of crude oil.

RBOB Gasoline.

Since gasoline is a refined product of crude oil, the price of gasoline tends to be affected by the same macroeconomic factors that affect the price of crude oil. For a description of these risks, see “—WTI Crude Oil And Brent Crude Oil” above. In addition, gasoline prices are affected by seasonal demands for different formulations of gasoline, the level of refinery capacity and the governmental regulation of the refining process.

PRS-25

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per $1,000 note (the redemption amount) calculated as follows:

References in this pricing supplement to a “$1,000 note” are to a note with an original offering price of $1,000.

Hypothetical Payout Profile

The following profile is based on a hypothetical participation rate of 125% (the midpoint of the specified range for the participation rate), and a downside factor of 70%. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level, participation rate and the term of your investment.

PRS-26

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), reflecting a hypothetical participation rate of 125% (the midpoint of the specified range for the participation rate) and assuming component returns as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price:

Basket Component	Initial Component Price	Final Component Price	Component Return
Gold	1505.50	1663.58	10.50%
Silver	3502.00	3939.75	12.50%
Platinum	1722.00	1833.93	6.50%
Aluminum	2509.00	2599.32	3.60%
Copper	9301.00	9886.96	6.30%
Lead	2622.50	3028.99	15.50%
Nickel	23125.00	24882.50	7.60%
Sugar	26.34	28.63	8.69%
Corn	648.00	733.54	13.20%
Wheat	614.25	692.26	12.70%
Soybeans	1299.50	1344.98	3.50%
Cotton	123.69	141.38	14.30%
Lean Hogs	94.400	98.360	4.19%
WTI Crude Oil	95.42	110.11	15.40%
Brent Crude Oil	112.48	130.93	16.40%
RBOB Gasoline	3.0316	3.0953	2.10%

Based on the component returns set forth above, the ending level would equal:

100 x [1 + (5% x 10.50%) + (5% x 12.50%) + (5% x 6.50%) + (5% x 3.60%) + (5% x 6.30%) + (5% x 15.50%) + (5% x 7.60%) + (7% x 8.69%) + (5% x 13.20%) + (5% x 12.70%) + (5% x 3.50%) + (6% x 14.30%) + (7% x 4.19%) + (10% x 15.40%)+ (10% x 16.40%) + (10% x 2.10%)] = 109.74

Since the ending level is greater than the starting level, the redemption amount would equal:

$1,000 +	$1,000	x	109.74 – 100	x 125%	= $	1,121.75
100

On the stated maturity date you would receive $1,121.75 per $1,000 note.

PRS-27

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Hypothetical Payments at Stated Maturity (Continued)

Example 2. Redemption amount is greater than the original offering price:

Basket Component	Initial Component Price	Final Component Price	Component Return
Gold	1505.50	1472.38	-2.20%
Silver	3502.00	3617.57	3.30%
Platinum	1722.00	1560.13	-9.40%
Aluminum	2509.00	2764.92	10.20%
Copper	9301.00	8687.13	-6.60%
Lead	2622.50	3028.99	15.50%
Nickel	23125.00	24882.50	7.60%
Sugar	26.34	28.10	6.68%
Corn	648.00	613.66	-5.30%
Wheat	614.25	628.38	2.30%
Soybeans	1299.50	1459.34	12.30%
Cotton	123.69	141.50	14.40%
Lean Hogs	94.400	84.677	-10.30%
WTI Crude Oil	95.42	97.42	2.10%
Brent Crude Oil	112.48	115.52	2.70%
RBOB Gasoline	3.0316	3.3772	11.40%

Based on the component returns set forth above, the ending level would equal:

100 x [1 + (5% x -2.20%) + (5% x 3.30%) + (5% x -9.40%) + (5% x 10.20%) + (5% x -6.60%) + (5% x 15.50%) + (5% x 7.60%) + (7% x 6.68%) + (5% x -5.30%) + (5% x 2.30%) + (5% x 12.30%) + (6% x 14.40%) + (7% x -10.30%) + (10% x 2.10%)+ (10% x 2.70%) + (10% x 11.40%)] = 103.62

Since the ending level is greater than the starting level, the redemption amount would equal:

$1,000 +	$1,000	x	103.62 – 100	x 125%	= $	1,045.25
100

On the stated maturity date you would receive $1,045.25 per $1,000 note.

PRS-28

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Hypothetical Payments at Stated Maturity (Continued)

Example 3. Redemption amount is less than the original offering price:

Basket Component	Initial Component Price	Final Component Price	Component Return
Gold	1505.50	1555.18	3.30%
Silver	3502.00	3649.08	4.20%
Platinum	1722.00	1436.15	-16.60%
Aluminum	2509.00	2022.25	-19.40%
Copper	9301.00	10119.49	8.80%
Lead	2622.50	2680.20	2.20%
Nickel	23125.00	23911.25	3.40%
Sugar	26.34	21.23	-19.40%
Corn	648.00	520.99	-19.60%
Wheat	614.25	633.91	3.20%
Soybeans	1299.50	1313.79	1.10%
Cotton	123.69	82.38	-33.40%
Lean Hogs	94.400	100.630	6.60%
WTI Crude Oil	95.42	76.15	-20.19%
Brent Crude Oil	112.48	88.41	-21.40%
RBOB Gasoline	3.0316	3.1438	3.70%

Based on the component returns set forth above, the ending level would equal:

100 x [1 + (5% x 3.30%) + (5% x 4.20%) + (5% x -16.60%) + (5% x -19.40%) + (5% x 8.80%) + (5% x 2.20%) + (5% x 3.40%) + (7% x -19.40%) + (5% x -19.60%) + (5% x 3.20%) + (5% x 1.10%) + (6% x -33.40%) + (7% x 6.60%) + (10% x -20.19%)+ (10% x -21.40%) + (10% x 3.70%)] = 91.84

Since the ending level is less than the starting level, you would lose a portion of the original offering price of your notes and receive a redemption amount equal to:

$1,000 –	$1,000	x	100 – 91.84	x 70%	= $	942.88
100

On the stated maturity date you would receive $942.88 per $1,000 note.

PRS-29

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Terms of the Notes (Continued)

Example 4. Redemption amount is less than the original offering price:

Basket Component	Initial Component Price	Final Component Price	Component Return
Gold	1505.50	1237.52	-17.80%
Silver	3502.00	3141.29	-10.30%
Platinum	1722.00	1475.75	-14.30%
Aluminum	2509.00	1796.44	-28.40%
Copper	9301.00	7468.70	-19.70%
Lead	2622.50	1717.74	-34.50%
Nickel	23125.00	18661.88	-19.30%
Sugar	26.34	12.30	-53.30%
Corn	648.00	358.99	-44.60%
Wheat	614.25	535.01	-12.90%
Soybeans	1299.50	781.00	-39.90%
Cotton	123.69	73.72	-40.40%
Lean Hogs	94.400	51.354	-45.60%
WTI Crude Oil	95.42	83.78	-12.20%
Brent Crude Oil	112.48	94.93	-15.60%
RBOB Gasoline	3.0316	2.1130	-30.30%

Based on the component returns set forth above, the ending level would equal:

100 x [1 + (5% x -17.80%) + (5% x -10.30%) + (5% x -14.30%) + (5% x -28.40%) + (5% x -19.70%) + (5% x -34.50%) + (5% x -19.30%) + (7% x -53.30%) + (5% x -44.60%) + (5% x -12.90%) + (5% x -39.90%) + (6% x -40.40%) + (7% x -45.60%) + (10% x -12.20%)+ (10% x -15.60%) + (10% x -30.30%)] = 72.76

Since the ending level is less than the starting level, you would lose a portion of the original offering price of your notes and receive the redemption amount equal to:

$1,000 –	$1,000	x	100 – 72.76	x 70%	= $	809.32
100

On the stated maturity date you would receive $809.32 per $1,000 note.

To the extent that the component returns, the ending level and the actual participation rate differ from the values assumed above, the results indicated above would be different.

PRS-30

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Hypothetical Returns

The following table illustrates, for a hypothetical participation rate of 125% (the midpoint of the specified range of the participation rate) and a range of hypothetical ending levels of the Basket:

•	the hypothetical percentage change from the starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per $1,000 note;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per $1,000 note	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
150.00	50.00%	$1,625.00	62.50%	12.49%
140.00	40.00%	$1,500.00	50.00%	10.38%
130.00	30.00%	$1,375.00	37.50%	8.10%
120.00	20.00%	$1,250.00	25.00%	5.65%
110.00	10.00%	$1,125.00	12.50%	2.96%
105.00	5.00%	$1,062.50	6.25%	1.52%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$ 965.00	-3.50%	-0.89%
90.00	-10.00%	$ 930.00	-7.00%	-1.80%
80.00	-20.00%	$ 860.00	-14.00%	-3.73%
70.00	-30.00%	$ 790.00	-21.00%	-5.80%
60.00	-40.00%	$ 720.00	-28.00%	-8.03%
50.00	-50.00%	$ 650.00	-35.00%	-10.46%
40.00	-60.00%	$ 580.00	-42.00%	-13.14%

(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis.
(2)	The starting level.

The above figures are for purposes of illustration only. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual ending level and the actual participation rate.

PRS-31

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

The Basket

The Basket will represent a weighted portfolio of the following sixteen basket components, with the return of each basket component having the weighting noted parenthetically: gold (5%); silver (5%); platinum (5%); aluminum (5%); copper (5%); lead (5%); nickel (5%); sugar (7%); corn (5%); wheat (5%); soybeans (5%); cotton (6%); lean hogs (7%); WTI crude oil (10%); Brent crude oil (10%); and RBOB gasoline (10%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “Gold,” “Silver,” “Platinum,” “Aluminum,” “Copper,” “Lead,” “Nickel,” “Sugar,” “Corn,” “Wheat,” “Soybeans,” “Cotton,” Lean Hogs,” “ WTI Crude Oil,” “Brent Crude Oil” and “RBOB Gasoline.” The Basket does not reflect the performance of all commodities markets.

The following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2001 to June 30, 2011, assuming that the Basket was constructed on January 1, 2001 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the settlement prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”). We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the notes, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the notes. The hypothetical historical values do not give an indication of future values of the Basket.

Commodity Basket

Daily Levels

PRS-32

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Gold

The settlement price of gold on any day will be determined by reference to the official afternoon fixing price per troy ounce of gold, expressed in U.S. dollars, for delivery in London through a member of the LBMA authorized to effect such delivery. Twice daily during London trading hours there is a “fixing” which provides reference gold prices for that day’s trading. Formal participation in the London fixing is traditionally limited to five market-making members of the LBMA. These members meet each London business day at 10:30 a.m. to determine the London morning fixing price, and at 3:00 p.m. to determine the London afternoon fixing price, at the offices of the fixing chairman.

Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. Orders may be changed at any time during these proceedings. The gold price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA contracts and, consequently, prices can decline without limitation over a period of time.

The London gold bullion markets are the principal global clearing centers for over-the-counter gold bullion transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London gold bullion markets is the LBMA, a self-regulatory association.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of gold for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was $1,505.50.

Gold

Daily Settlement Prices

PRS-33

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Gold (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of gold for each quarter in the period from January 1, 2001 through June 30, 2011.

	High	Low	Last
2001
First Quarter	$272.50	$256.25	$257.70
Second Quarter	$291.25	$255.95	$270.60
Third Quarter	$293.25	$265.10	$293.10
Fourth Quarter	$291.85	$272.20	$276.50
2002
First Quarter	$304.30	$277.75	$301.40
Second Quarter	$327.05	$297.75	$318.50
Third Quarter	$326.30	$302.25	$323.70
Fourth Quarter	$349.30	$310.75	$347.20
2003
First Quarter	$382.10	$329.45	$334.85
Second Quarter	$371.40	$319.90	$346.00
Third Quarter	$390.70	$342.50	$388.00
Fourth Quarter	$416.25	$370.25	$416.25
2004
First Quarter	$425.50	$390.50	$423.70
Second Quarter	$427.25	$375.00	$395.80
Third Quarter	$415.65	$387.30	$415.65
Fourth Quarter	$454.20	$411.25	$435.60
2005
First Quarter	$443.70	$411.10	$427.50
Second Quarter	$440.55	$414.45	$437.10
Third Quarter	$473.25	$418.35	$473.25
Fourth Quarter	$536.50	$456.50	$513.00
2006
First Quarter	$584.00	$524.75	$582.00
Second Quarter	$725.00	$567.00	$613.50
Third Quarter	$663.25	$573.60	$599.25
Fourth Quarter	$648.75	$560.75	$632.00
2007
First Quarter	$685.75	$608.40	$661.75
Second Quarter	$691.40	$642.10	$650.50
Third Quarter	$743.00	$648.75	$743.00
Fourth Quarter	$841.10	$725.50	$833.75
2008
First Quarter	$1,011.25	$846.75	$933.50
Second Quarter	$946.00	$853.00	$930.25
Third Quarter	$986.00	$740.75	$884.50
Fourth Quarter	$903.50	$712.50	$869.75
2009
First Quarter	$989.00	$810.00	$916.50
Second Quarter	$981.75	$870.25	$934.50
Third Quarter	$1,018.50	$908.50	$995.75
Fourth Quarter	$1,212.50	$1,003.50	$1,087.50
2010
First Quarter	$1,153.00	$1,058.00	$1,115.50
Second Quarter	$1,261.00	$1,123.50	$1,244.00
Third Quarter	$1,307.50	$1,157.00	$1,307.00
Fourth Quarter	$1,421.00	$1,313.50	$1,405.50
2011
First Quarter	$1,447.00	$1,319.00	$1,439.00
Second Quarter	$1,552.50	$1,418.00	$1,505.50

PRS-34

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Silver

The settlement price of silver on any day will be determined by reference to the official fixing price per troy ounce of silver, expressed in U.S. cents, for delivery in London through a member of the LBMA authorized to effect such delivery. Once each day during London trading hours there is a “fixing” which provides reference silver prices for that day’s trading. Formal participation in the London fixing is traditionally limited to three market-making members of the LBMA. These members meet by telephone at 12:00 noon (London time) each working day.

Clients place orders with the dealing rooms of fixing members, who net all orders before communicating their interest to their representative at the fixing. Orders may be changed at any time during these proceedings. The silver price is adjusted to reflect whether there are more buyers or sellers at a given price until supply and demand are balanced, at which time the price is declared fixed. All fixing orders are then fulfilled at this price, which is communicated to the market through various media. There are no price limits applicable to LBMA contracts and, consequently, prices can decline without limitation over a period of time.

The London silver markets are the principal global clearing centers for over-the-counter silver transactions, including transactions in spot, forward and options contracts, together with exchange-traded futures and options and other derivatives. The principal representative body of the London silver markets is the LBMA, a self-regulatory association.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of silver for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was 3502.00¢.

Silver

Daily Settlement Prices

PRS-35

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Silver (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of silver for each quarter in the period from January 1, 2001 through June 30, 2011.

	High		Low		Last
2001
First Quarter	482.00	¢	432.50	¢	433.00	¢
Second Quarter	462.50	¢	429.50	¢	433.50	¢
Third Quarter	462.00	¢	414.00	¢	458.50	¢
Fourth Quarter	464.50	¢	406.50	¢	452.00	¢
2002
First Quarter	484.50	¢	423.50	¢	467.50	¢
Second Quarter	505.00	¢	444.50	¢	487.00	¢
Third Quarter	509.75	¢	442.00	¢	453.25	¢
Fourth Quarter	474.25	¢	429.50	¢	466.50	¢
2003
First Quarter	492.75	¢	437.75	¢	446.00	¢
Second Quarter	486.50	¢	437.00	¢	450.50	¢
Third Quarter	531.75	¢	455.50	¢	511.50	¢
Fourth Quarter	596.50	¢	481.50	¢	596.50	¢
2004
First Quarter	782.50	¢	597.50	¢	782.50	¢
Second Quarter	829.00	¢	549.50	¢	591.00	¢
Third Quarter	682.00	¢	587.50	¢	666.50	¢
Fourth Quarter	804.00	¢	668.50	¢	681.50	¢
2005
First Quarter	757.00	¢	639.00	¢	718.75	¢
Second Quarter	753.00	¢	685.00	¢	710.00	¢
Third Quarter	753.00	¢	674.00	¢	753.00	¢
Fourth Quarter	922.50	¢	734.50	¢	883.00	¢
2006
First Quarter	1175.50	¢	883.00	¢	1175.50	¢
Second Quarter	1494.00	¢	972.00	¢	1070.00	¢
Third Quarter	1315.00	¢	1052.00	¢	1155.00	¢
Fourth Quarter	1405.00	¢	1082.50	¢	1290.00	¢
2007
First Quarter	1458.00	¢	1221.00	¢	1335.00	¢
Second Quarter	1409.00	¢	1226.00	¢	1254.00	¢
Third Quarter	1365.00	¢	1167.00	¢	1365.00	¢
Fourth Quarter	1582.00	¢	1321.00	¢	1476.00	¢
2008
First Quarter	2092.00	¢	1493.00	¢	1799.00	¢
Second Quarter	1856.00	¢	1619.00	¢	1765.00	¢
Third Quarter	1930.00	¢	1066.00	¢	1296.00	¢
Fourth Quarter	1228.00	¢	888.00	¢	1079.00	¢
2009
First Quarter	1439.00	¢	1051.00	¢	1311.00	¢
Second Quarter	1597.00	¢	1198.00	¢	1394.00	¢
Third Quarter	1738.00	¢	1247.00	¢	1645.00	¢
Fourth Quarter	1918.00	¢	1621.00	¢	1699.00	¢
2010
First Quarter	1884.00	¢	1514.00	¢	1750.00	¢
Second Quarter	1964.00	¢	1736.00	¢	1874.00	¢
Third Quarter	2207.00	¢	1755.00	¢	2207.00	¢
Fourth Quarter	3070.00	¢	2195.00	¢	3063.00	¢
2011
First Quarter	3787.00	¢	2668.00	¢	3787.00	¢
Second Quarter	4870.00	¢	3250.00	¢	3502.00	¢

PRS-36

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Platinum

The settlement price for platinum on any day will be determined by the official afternoon fixing price per troy ounce gross of platinum, expressed in U.S. dollars, for delivery in Zurich through a member of the LPPM authorized to effect such delivery. Twice daily during London trading hours, at 9:45 a.m. and 2:00 p.m., there is a “fixing” which provides reference platinum prices for that day’s trading. Formal participation in the platinum fixing is currently limited to four members of the LPPM. At the start of each fixing, the chairman of the LPPM announces an opening price which is relayed to the members’ dealing rooms. This price is relayed to the members’ customers and, on the basis of orders received, each member declares itself as a buyer or seller. After members have declared their buying and selling interests, they are asked to state the volume of platinum that they wish to trade. If the amounts of buying and selling do not balance, the procedure is repeated, at a higher or lower price, until a balance is achieved. The fixing price is the price at which all of the buying and selling orders declared by members are matched. If all orders cannot be matched at any price, the fixing price will be determined by the chairman, at his discretion, having due regard to prevailing bids and offers. There are no price limits applicable to LPPM contracts and, consequently, prices could decline without limitation over a period of time.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of platinum for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was $1,722.00.

Platinum

Daily Settlement Prices

PRS-37

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Platinum (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of platinum for each quarter in the period from January 1, 2001 through June 30, 2011.

	High	Low	Last
2001
First Quarter	$639.50	$563.00	$563.00
Second Quarter	$628.00	$555.00	$558.00
Third Quarter	$560.00	$429.00	$429.00
Fourth Quarter	$480.00	$415.00	$480.00
2002
First Quarter	$524.00	$453.00	$516.00
Second Quarter	$565.00	$519.50	$545.00
Third Quarter	$574.00	$520.00	$563.00
Fourth Quarter	$607.00	$557.00	$598.00
2003
First Quarter	$704.00	$603.00	$642.00
Second Quarter	$685.00	$603.00	$667.00
Third Quarter	$714.00	$665.00	$710.00
Fourth Quarter	$840.00	$710.00	$813.00
2004
First Quarter	$917.00	$815.50	$903.00
Second Quarter	$936.00	$767.00	$793.00
Third Quarter	$885.00	$776.00	$854.00
Fourth Quarter	$884.00	$821.50	$859.00
2005
First Quarter	$883.00	$844.00	$864.00
Second Quarter	$897.00	$853.00	$884.00
Third Quarter	$930.00	$860.00	$929.00
Fourth Quarter	$1,012.00	$914.00	$965.00
2006
First Quarter	$1,084.00	$982.00	$1,076.00
Second Quarter	$1,331.00	$1,070.00	$1,226.00
Third Quarter	$1,268.00	$1,127.00	$1,140.00
Fourth Quarter	$1,355.00	$1,053.00	$1,118.00
2007
First Quarter	$1,248.00	$1,118.00	$1,244.00
Second Quarter	$1,329.00	$1,235.00	$1,273.00
Third Quarter	$1,377.00	$1,240.00	$1,377.00
Fourth Quarter	$1,544.00	$1,353.00	$1,530.00
2008
First Quarter	$2,273.00	$1,531.00	$2,040.00
Second Quarter	$2,182.00	$1,878.00	$2,064.00
Third Quarter	$2,075.00	$1,004.00	$1,004.00
Fourth Quarter	$1,032.00	$763.00	$898.00
2009
First Quarter	$1,152.00	$918.00	$1,124.00
Second Quarter	$1,275.00	$1,076.00	$1,186.00
Third Quarter	$1,339.00	$1,095.00	$1,287.00
Fourth Quarter	$1,494.00	$1,269.00	$1,461.00
2010
First Quarter	$1,645.00	$1,475.00	$1,645.00
Second Quarter	$1,752.00	$1,492.00	$1,532.00
Third Quarter	$1,662.00	$1,494.00	$1,662.00
Fourth Quarter	$1,786.00	$1,636.00	$1,755.00
2011
First Quarter	$1,858.00	$1,697.00	$1,773.00
Second Quarter	$1,858.00	$1,679.00	$1,722.00

PRS-38

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Aluminum

The settlement price of aluminum on any day will be determined by reference to the official cash seller and settlement price per tonne of Primary Aluminum on the LME, expressed in U.S. dollars per tonne, as made public by the LME.

The LME was established in 1877 and is the principal base-metal exchange in the world on which contracts for delivery of copper, lead, zinc, tin, aluminum, aluminum alloy and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to over-the-counter physical commodity markets than futures markets. There are no price limits applicable to LME prices, and therefore prices can decline without limitation over a period of time.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of aluminum for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was $2,509.00.

Aluminum

Daily Settlement Prices

PRS-39

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Aluminum (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of aluminum for each quarter in the period from January 1, 2001 through June 30, 2011.

	High	Low	Last
2001
First Quarter	$1,737.00	$1,469.00	$1,469.00
Second Quarter	$1,593.00	$1,437.00	$1,437.00
Third Quarter	$1,452.50	$1,319.50	$1,319.50
Fourth Quarter	$1,430.00	$1,243.00	$1,335.00
2002
First Quarter	$1,438.00	$1,313.00	$1,386.00
Second Quarter	$1,398.00	$1,318.00	$1,364.50
Third Quarter	$1,370.00	$1,279.00	$1,280.50
Fourth Quarter	$1,399.00	$1,275.50	$1,344.50
2003
First Quarter	$1,459.00	$1,340.50	$1,350.00
Second Quarter	$1,440.50	$1,314.50	$1,389.00
Third Quarter	$1,505.00	$1,378.00	$1,407.50
Fourth Quarter	$1,592.50	$1,415.00	$1,592.50
2004
First Quarter	$1,754.00	$1,578.50	$1,688.50
Second Quarter	$1,826.00	$1,575.00	$1,698.50
Third Quarter	$1,823.00	$1,647.00	$1,823.00
Fourth Quarter	$1,964.00	$1,748.00	$1,964.00
2005
First Quarter	$2,031.50	$1,809.00	$1,973.00
Second Quarter	$1,991.00	$1,694.00	$1,716.00
Third Quarter	$1,909.00	$1,675.00	$1,857.00
Fourth Quarter	$2,289.00	$1,831.00	$2,285.00
2006
First Quarter	$2,634.00	$2,267.00	$2,512.50
Second Quarter	$3,275.00	$2,397.50	$2,550.50
Third Quarter	$2,614.00	$2,367.50	$2,572.00
Fourth Quarter	$2,886.00	$2,480.00	$2,850.00
2007
First Quarter	$2,953.00	$2,682.00	$2,792.00
Second Quarter	$2,871.00	$2,626.00	$2,686.00
Third Quarter	$2,791.00	$2,316.50	$2,440.00
Fourth Quarter	$2,582.00	$2,335.50	$2,350.50
2008
First Quarter	$3,175.00	$2,359.00	$2,935.00
Second Quarter	$3,090.50	$2,816.00	$3,075.00
Third Quarter	$3,291.50	$2,395.00	$2,395.00
Fourth Quarter	$2,376.50	$1,423.00	$1,455.00
2009
First Quarter	$1,575.00	$1,253.50	$1,365.50
Second Quarter	$1,646.50	$1,337.00	$1,616.00
Third Quarter	$2,035.00	$1,531.50	$1,852.00
Fourth Quarter	$2,265.50	$1,760.50	$2,208.00
2010
First Quarter	$2,320.50	$1,949.00	$2,288.00
Second Quarter	$2,447.50	$1,828.50	$1,924.00
Third Quarter	$2,314.00	$1,912.00	$2,314.00
Fourth Quarter	$2,461.00	$2,221.00	$2,461.00
2011
First Quarter	$2,608.50	$2,360.00	$2,600.00
Second Quarter	$2,772.00	$2,465.50	$2,509.00

PRS-40

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Copper

The settlement price of copper on any day will be determined by reference to the official cash offer price per tonne of copper Grade A on the LME for the spot market, expressed in U.S. dollars per tonne, as made public by the LME.

The LME was established in 1877 and is the principal base-metal exchange in the world on which contracts for delivery of copper, lead, zinc, tin, aluminum, aluminum alloy and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to over-the-counter physical commodity markets than futures markets. There are no price limits applicable to LME prices, and therefore prices can decline without limitation over a period of time.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of copper for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was $9,301.00.

Copper

Daily Settlement Prices

PRS-41

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Copper (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of copper for each quarter in the period from January 1, 2001 through June 30, 2011.

	High	Low	Last
2001
First Quarter	$1,837.00	$1,664.50	$1,666.00
Second Quarter	$1,730.00	$1,550.50	$1,550.50
Third Quarter	$1,573.00	$1,403.00	$1,424.00
Fourth Quarter	$1,540.50	$1,319.00	$1,462.00
2002
First Quarter	$1,650.50	$1,421.00	$1,623.00
Second Quarter	$1,689.50	$1,551.00	$1,654.00
Third Quarter	$1,667.50	$1,434.50	$1,434.50
Fourth Quarter	$1,649.50	$1,429.00	$1,536.00
2003
First Quarter	$1,728.00	$1,544.50	$1,587.50
Second Quarter	$1,711.50	$1,564.00	$1,644.00
Third Quarter	$1,824.50	$1,638.00	$1,794.00
Fourth Quarter	$2,321.00	$1,790.50	$2,321.00
2004
First Quarter	$3,105.50	$2,337.00	$3,067.50
Second Quarter	$3,170.00	$2,554.00	$2,664.50
Third Quarter	$3,140.00	$2,700.00	$3,140.00
Fourth Quarter	$3,287.00	$2,835.00	$3,279.50
2005
First Quarter	$3,424.50	$3,072.00	$3,408.00
Second Quarter	$3,670.00	$3,113.00	$3,597.00
Third Quarter	$3,978.00	$3,444.00	$3,949.00
Fourth Quarter	$4,650.00	$3,905.00	$4,584.50
2006
First Quarter	$5,527.50	$4,537.00	$5,527.50
Second Quarter	$8,788.00	$5,561.00	$7,501.00
Third Quarter	$8,233.00	$7,230.00	$7,601.00
Fourth Quarter	$7,740.00	$6,290.00	$6,290.00
2007
First Quarter	$6,940.00	$5,225.50	$6,940.00
Second Quarter	$8,225.00	$6,916.00	$7,650.00
Third Quarter	$8,210.00	$6,960.00	$8,165.00
Fourth Quarter	$8,301.00	$6,272.50	$6,676.50
2008
First Quarter	$8,881.00	$6,666.00	$8,520.00
Second Quarter	$8,884.50	$7,921.00	$8,775.50
Third Quarter	$8,985.00	$6,419.00	$6,419.00
Fourth Quarter	$6,379.00	$2,770.00	$2,902.00
2009
First Quarter	$4,078.00	$3,050.50	$4,035.00
Second Quarter	$5,266.00	$3,963.50	$5,108.00
Third Quarter	$6,490.50	$4,821.00	$6,136.00
Fourth Quarter	$7,346.00	$5,856.00	$7,346.00
2010
First Quarter	$7,830.00	$6,242.00	$7,830.00
Second Quarter	$7,950.50	$6,091.00	$6,515.00
Third Quarter	$8,053.50	$6,354.00	$8,053.50
Fourth Quarter	$9,739.50	$8,085.50	$9,739.50
2011
First Quarter	$10,148.00	$8,980.00	$9,399.50
Second Quarter	$9,823.00	$8,536.50	$9,301.00

PRS-42

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Lead

The settlement price of lead on any day will be determined by reference to the official cash seller and settlement price per tonne of Standard Lead on the LME, expressed in U.S. dollars per tonne, as made public by the LME.

The LME was established in 1877 and is the principal base-metal exchange in the world on which contracts for delivery of copper, lead, zinc, tin, aluminum, aluminum alloy and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to over-the-counter physical commodity markets than futures markets. There are no price limits applicable to LME prices, and therefore prices can decline without limitation over a period of time.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of lead for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was $2,622.50.

Lead

Daily Settlement Prices

PRS-43

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Lead (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of lead for each quarter in the period from January 1, 2001 through June 30, 2011.

	High	Low	Last
2001
First Quarter	$522.50	$453.00	$478.00
Second Quarter	$489.00	$435.00	$443.50
Third Quarter	$504.00	$430.50	$451.50
Fourth Quarter	$507.00	$440.00	$504.00
2002
First Quarter	$538.00	$469.00	$485.50
Second Quarter	$483.00	$434.00	$446.00
Third Quarter	$458.00	$404.50	$405.00
Fourth Quarter	$476.00	$402.50	$421.50
2003
First Quarter	$486.00	$428.00	$440.50
Second Quarter	$484.50	$429.00	$484.50
Third Quarter	$542.50	$469.50	$542.50
Fourth Quarter	$739.50	$551.00	$739.50
2004
First Quarter	$975.00	$730.00	$829.00
Second Quarter	$925.00	$696.50	$868.00
Third Quarter	$1,039.00	$873.50	$964.00
Fourth Quarter	$1,056.00	$873.00	$1,056.00
2005
First Quarter	$1,033.50	$912.00	$1,023.00
Second Quarter	$1,020.00	$927.00	$927.00
Third Quarter	$1,015.00	$824.00	$975.00
Fourth Quarter	$1,155.50	$970.00	$1,100.00
2006
First Quarter	$1,448.00	$1,101.00	$1,210.00
Second Quarter	$1,316.00	$914.50	$955.00
Third Quarter	$1,425.00	$975.50	$1,425.00
Fourth Quarter	$1,809.00	$1,411.00	$1,775.00
2007
First Quarter	$2,000.00	$1,575.00	$1,936.00
Second Quarter	$2,677.00	$1,945.00	$2,647.00
Third Quarter	$3,600.00	$2,730.00	$3,451.00
Fourth Quarter	$3,980.00	$2,412.00	$2,532.00
2008
First Quarter	$3,460.00	$2,480.00	$2,793.00
Second Quarter	$2,955.00	$1,735.50	$1,735.50
Third Quarter	$2,245.00	$1,546.50	$1,801.00
Fourth Quarter	$1,806.00	$880.00	$949.00
2009
First Quarter	$1,341.00	$991.50	$1,272.00
Second Quarter	$1,796.50	$1,242.00	$1,730.00
Third Quarter	$2,447.50	$1,567.00	$2,276.00
Fourth Quarter	$2,445.00	$2,085.00	$2,395.00
2010
First Quarter	$2,591.00	$1,925.00	$2,120.00
Second Quarter	$2,368.00	$1,558.50	$1,690.00
Third Quarter	$2,272.50	$1,692.50	$2,262.00
Fourth Quarter	$2,593.50	$2,150.00	$2,587.00
2011
First Quarter	$2,730.00	$2,428.50	$2,720.00
Second Quarter	$2,939.00	$2,272.00	$2,622.50

PRS-44

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Nickel

The settlement price of nickel on any day will be determined by reference to the official cash seller and settlement price per tonne of Primary Nickel on the LME, expressed in U.S. dollars per tonne, as made public by the LME.

The LME was established in 1877 and is the principal base-metal exchange in the world on which contracts for delivery of copper, lead, zinc, tin, aluminum, aluminum alloy and nickel are traded. In contrast to U.S. futures exchanges, the LME operates as a principals’ market for the trading of forward contracts, and is therefore more closely analogous to over-the-counter physical commodity markets than futures markets. There are no price limits applicable to LME prices, and therefore prices can decline without limitation over a period of time.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of nickel for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was $23,125.00.

Nickel

Daily Settlement Prices

PRS-45

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Nickel (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of nickel for each quarter in the period from January 1, 2001 through June 30, 2011.

	High	Low	Last
2001
First Quarter	$7,355.00	$5,890.00	$5,890.00
Second Quarter	$7,535.00	$5,830.00	$6,060.00
Third Quarter	$6,090.00	$4,770.00	$4,870.00
Fourth Quarter	$5,770.00	$4,420.00	$5,680.00
2002
First Quarter	$6,860.00	$5,625.00	$6,710.00
Second Quarter	$7,440.00	$6,495.00	$7,080.00
Third Quarter	$7,725.00	$6,305.00	$6,450.00
Fourth Quarter	$7,565.00	$6,445.00	$7,100.00
2003
First Quarter	$9,105.00	$7,210.00	$7,940.00
Second Quarter	$9,550.00	$7,710.00	$8,395.00
Third Quarter	$10,325.00	$8,330.00	$10,220.00
Fourth Quarter	$16,670.00	$10,250.00	$16,650.00
2004
First Quarter	$17,770.00	$12,200.00	$13,885.00
Second Quarter	$15,330.00	$10,530.00	$14,990.00
Third Quarter	$15,980.00	$12,050.00	$15,100.00
Fourth Quarter	$16,595.00	$12,685.00	$15,205.00
2005
First Quarter	$16,565.00	$14,035.00	$16,250.00
Second Quarter	$17,750.00	$14,520.00	$14,700.00
Third Quarter	$15,600.00	$13,410.00	$13,600.00
Fourth Quarter	$14,120.00	$11,500.00	$13,380.00
2006
First Quarter	$15,340.00	$13,505.00	$15,340.00
Second Quarter	$23,100.00	$15,600.00	$22,275.00
Third Quarter	$34,750.00	$22,690.00	$31,500.00
Fourth Quarter	$35,455.00	$29,995.00	$34,205.00
2007
First Quarter	$50,345.00	$32,900.00	$45,500.00
Second Quarter	$54,200.00	$35,850.00	$35,850.00
Third Quarter	$36,950.00	$25,055.00	$31,050.00
Fourth Quarter	$33,655.00	$25,510.00	$25,805.00
2008
First Quarter	$33,300.00	$26,410.00	$29,805.00
Second Quarter	$30,025.00	$21,530.00	$21,675.00
Third Quarter	$21,880.00	$15,755.00	$15,755.00
Fourth Quarter	$16,000.00	$8,810.00	$10,810.00
2009
First Quarter	$13,420.00	$9,405.00	$9,405.00
Second Quarter	$16,010.00	$9,555.00	$16,010.00
Third Quarter	$21,070.00	$14,360.00	$17,335.00
Fourth Quarter	$19,495.00	$15,810.00	$18,480.00
2010
First Quarter	$24,950.00	$17,035.00	$24,950.00
Second Quarter	$27,600.00	$17,955.00	$19,430.00
Third Quarter	$23,425.00	$18,735.00	$23,390.00
Fourth Quarter	$24,960.00	$21,290.00	$24,960.00
2011
First Quarter	$29,030.00	$24,050.00	$26,080.00
Second Quarter	$27,420.00	$21,410.00	$23,125.00

PRS-46

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Sugar

The settlement price of sugar on any day will be determined by reference to the official settlement price per pound of deliverable-grade sugar cane of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per pound traded on the ICE, as made public by the ICE.

ICE operates regulated exchanges, trading platforms and clearing houses serving global markets for agriculture, credit, currency, emissions, energy and equity index markets. ICE operates three futures exchanges: London-based ICE Futures Europe, which hosts trading in crude and refined oil futures contracts; and New York-based ICE Futures U.S. and ICE Futures Canada, each of which hosts trading in agriculture, currency and Russell Index futures and options contracts. ICE products trade electronically on the Intercontinental Exchange platform alongside with its traditional open outcry market platform.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of sugar for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was 26.34¢.

Sugar

Daily Settlement Prices

PRS-47

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Sugar (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of sugar for each quarter in the period from January 1, 2001 through June 30, 2011.

	High		Low		Last
2001
First Quarter	10.47	¢	7.75	¢	7.75	¢
Second Quarter	9.36	¢	8.02	¢	9.36	¢
Third Quarter	8.83	¢	6.55	¢	6.63	¢
Fourth Quarter	7.84	¢	6.15	¢	7.39	¢
2002
First Quarter	8.03	¢	5.37	¢	5.93	¢
Second Quarter	5.98	¢	4.83	¢	4.96	¢
Third Quarter	6.92	¢	5.16	¢	6.44	¢
Fourth Quarter	7.81	¢	6.49	¢	7.61	¢
2003
First Quarter	9.01	¢	7.40	¢	7.68	¢
Second Quarter	7.73	¢	6.16	¢	6.22	¢
Third Quarter	7.35	¢	5.96	¢	6.44	¢
Fourth Quarter	6.77	¢	5.67	¢	5.67	¢
2004
First Quarter	7.15	¢	5.36	¢	6.40	¢
Second Quarter	7.78	¢	6.25	¢	7.69	¢
Third Quarter	9.06	¢	7.54	¢	9.06	¢
Fourth Quarter	9.32	¢	8.35	¢	9.04	¢
2005
First Quarter	9.46	¢	8.52	¢	8.70	¢
Second Quarter	9.33	¢	8.22	¢	9.33	¢
Third Quarter	11.25	¢	9.16	¢	11.23	¢
Fourth Quarter	14.79	¢	11.20	¢	14.68	¢
2006
First Quarter	19.30	¢	14.18	¢	17.90	¢
Second Quarter	18.33	¢	15.03	¢	16.34	¢
Third Quarter	17.16	¢	10.87	¢	11.75	¢
Fourth Quarter	12.58	¢	10.89	¢	11.75	¢
2007
First Quarter	11.51	¢	9.85	¢	9.88	¢
Second Quarter	9.98	¢	8.56	¢	9.52	¢
Third Quarter	10.33	¢	9.09	¢	10.15	¢
Fourth Quarter	11.07	¢	9.70	¢	10.82	¢
2008
First Quarter	15.02	¢	10.73	¢	11.69	¢
Second Quarter	13.34	¢	9.52	¢	13.10	¢
Third Quarter	14.55	¢	11.94	¢	13.66	¢
Fourth Quarter	13.93	¢	10.57	¢	11.81	¢
2009
First Quarter	13.90	¢	11.43	¢	12.67	¢
Second Quarter	17.90	¢	12.22	¢	17.85	¢
Third Quarter	25.39	¢	16.96	¢	25.39	¢
Fourth Quarter	27.26	¢	21.24	¢	26.95	¢
2010
First Quarter	29.90	¢	16.57	¢	16.59	¢
Second Quarter	17.53	¢	13.67	¢	16.06	¢
Third Quarter	25.29	¢	16.28	¢	23.48	¢
Fourth Quarter	34.39	¢	22.99	¢	32.12	¢
2011
First Quarter	35.31	¢	25.65	¢	27.11	¢
Second Quarter	28.00	¢	20.47	¢	26.34	¢

PRS-48

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Corn

The settlement price of corn on any day will be determined by reference to the official settlement price per bushel of deliverable-grade corn of the first nearby month futures contract (or in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel traded on the CBOT, as made public by the CBOT.

The CBOT, established in 1848, is a futures and futures-options exchange. In its early history, the CBOT traded only agricultural commodities such as corn, wheat, oats and soybeans. Futures contracts at the exchange evolved to include non-storable agricultural commodities and non-agricultural products. South American Soybean futures and Ethanol futures, the exchange’s newest products, were introduced in 2005 in response to shifting trends in the global agricultural economy.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of corn for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was 648.00¢.

Corn

Daily Settlement Prices

PRS-49

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Corn (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of corn for each quarter in the period from January 1, 2001 through June 30, 2011.

	High		Low		Last
2001
First Quarter	230.00	¢	203.25	¢	203.25	¢
Second Quarter	212.25	¢	187.25	¢	197.25	¢
Third Quarter	234.25	¢	199.25	¢	214.50	¢
Fourth Quarter	221.25	¢	202.25	¢	209.00	¢
2002
First Quarter	214.75	¢	202.50	¢	202.50	¢
Second Quarter	233.75	¢	196.00	¢	233.00	¢
Third Quarter	292.50	¢	222.50	¢	251.50	¢
Fourth Quarter	260.00	¢	235.75	¢	235.75	¢
2003
First Quarter	245.25	¢	227.75	¢	236.50	¢
Second Quarter	255.75	¢	223.75	¢	223.75	¢
Third Quarter	247.00	¢	205.50	¢	220.25	¢
Fourth Quarter	253.50	¢	213.75	¢	246.00	¢
2004
First Quarter	320.00	¢	250.00	¢	320.00	¢
Second Quarter	330.50	¢	262.50	¢	262.50	¢
Third Quarter	263.00	¢	205.25	¢	205.50	¢
Fourth Quarter	209.00	¢	197.00	¢	204.75	¢
2005
First Quarter	228.50	¢	194.75	¢	213.00	¢
Second Quarter	235.50	¢	203.50	¢	222.25	¢
Third Quarter	260.00	¢	203.25	¢	205.50	¢
Fourth Quarter	216.25	¢	191.25	¢	215.75	¢
2006
First Quarter	239.50	¢	205.00	¢	236.00	¢
Second Quarter	263.00	¢	228.25	¢	246.00	¢
Third Quarter	268.25	¢	219.00	¢	262.50	¢
Fourth Quarter	390.50	¢	264.00	¢	390.25	¢
2007
First Quarter	438.50	¢	354.50	¢	374.50	¢
Second Quarter	419.00	¢	340.00	¢	340.00	¢
Third Quarter	386.75	¢	310.00	¢	373.00	¢
Fourth Quarter	455.50	¢	339.75	¢	455.50	¢
2008
First Quarter	572.50	¢	462.50	¢	567.25	¢
Second Quarter	768.25	¢	576.25	¢	737.75	¢
Third Quarter	761.00	¢	487.50	¢	487.50	¢
Fourth Quarter	484.00	¢	309.25	¢	407.00	¢
2009
First Quarter	427.50	¢	349.25	¢	404.75	¢
Second Quarter	449.50	¢	354.50	¢	354.50	¢
Third Quarter	358.00	¢	306.25	¢	344.00	¢
Fourth Quarter	417.50	¢	333.50	¢	414.50	¢
2010
First Quarter	423.00	¢	345.00	¢	345.00	¢
Second Quarter	378.25	¢	333.25	¢	362.75	¢
Third Quarter	521.75	¢	362.75	¢	495.75	¢
Fourth Quarter	629.00	¢	465.75	¢	629.00	¢
2011
First Quarter	736.75	¢	595.00	¢	693.25	¢
Second Quarter	787.00	¢	644.25	¢	648.00	¢

PRS-50

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Wheat

The settlement price of wheat on any day will be determined by reference to the official settlement price per bushel of deliverable-grade wheat of the first nearby month futures contract (or in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel traded on the CBOT, as made public by the CBOT.

The CBOT, established in 1848, is a futures and futures-options exchange. In its early history, the CBOT traded only agricultural commodities such as corn, wheat, oats and soybeans. Futures contracts at the exchange evolved to include non-storable agricultural commodities and non-agricultural products. South American Soybean futures and Ethanol futures, the exchange’s newest products, were introduced in 2005 in response to shifting trends in the global agricultural economy.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of wheat for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was 614.25¢.

Wheat

Daily Settlement Prices

PRS-51

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Wheat (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of wheat for each quarter in the period from January 1, 2001 through June 30, 2011.

	High		Low		Last
2001
First Quarter	289.75	¢	255.00	¢	255.00	¢
Second Quarter	283.25	¢	251.00	¢	258.00	¢
Third Quarter	290.00	¢	261.00	¢	270.75	¢
Fourth Quarter	295.50	¢	263.50	¢	289.00	¢
2002
First Quarter	308.25	¢	274.00	¢	285.00	¢
Second Quarter	314.00	¢	257.75	¢	313.00	¢
Third Quarter	422.00	¢	317.00	¢	396.50	¢
Fourth Quarter	415.75	¢	325.00	¢	325.00	¢
2003
First Quarter	337.00	¢	279.25	¢	286.75	¢
Second Quarter	338.75	¢	280.75	¢	310.50	¢
Third Quarter	383.50	¢	306.25	¢	360.25	¢
Fourth Quarter	414.75	¢	325.50	¢	377.00	¢
2004
First Quarter	422.75	¢	361.25	¢	408.00	¢
Second Quarter	416.50	¢	339.50	¢	345.50	¢
Third Quarter	348.25	¢	299.50	¢	306.75	¢
Fourth Quarter	322.25	¢	291.25	¢	307.50	¢
2005
First Quarter	368.00	¢	287.75	¢	331.00	¢
Second Quarter	340.50	¢	301.75	¢	331.50	¢
Third Quarter	352.25	¢	310.25	¢	346.25	¢
Fourth Quarter	348.75	¢	297.00	¢	339.25	¢
2006
First Quarter	385.75	¢	322.50	¢	347.75	¢
Second Quarter	426.25	¢	342.00	¢	396.00	¢
Third Quarter	445.50	¢	359.75	¢	443.00	¢
Fourth Quarter	542.50	¢	439.50	¢	501.00	¢
2007
First Quarter	501.00	¢	438.00	¢	438.00	¢
Second Quarter	626.00	¢	419.00	¢	597.00	¢
Third Quarter	939.00	¢	583.00	¢	939.00	¢
Fourth Quarter	979.50	¢	748.00	¢	885.00	¢
2008
First Quarter	1282.50	¢	882.50	¢	929.00	¢
Second Quarter	974.25	¢	743.50	¢	858.75	¢
Third Quarter	897.25	¢	668.00	¢	680.00	¢
Fourth Quarter	669.75	¢	475.50	¢	610.75	¢
2009
First Quarter	643.50	¢	501.75	¢	532.75	¢
Second Quarter	674.50	¢	504.50	¢	540.75	¢
Third Quarter	549.25	¢	447.50	¢	457.50	¢
Fourth Quarter	588.75	¢	441.25	¢	541.50	¢
2010
First Quarter	572.50	¢	450.50	¢	450.50	¢
Second Quarter	512.00	¢	428.00	¢	480.25	¢
Third Quarter	785.75	¢	499.75	¢	674.00	¢
Fourth Quarter	799.25	¢	626.25	¢	794.25	¢
2011
First Quarter	886.00	¢	662.00	¢	763.25	¢
Second Quarter	861.25	¢	614.25	¢	614.25	¢

PRS-52

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Soybeans

The settlement price of soybeans on any day will be determined by reference to the official settlement price per bushel of deliverable-grade soybeans of the first nearby month futures contract (or, in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per bushel traded on the CBOT, as made public by the CBOT.

The CBOT, established in 1848, is a futures and futures-options exchange. In its early history, the CBOT traded only agricultural commodities such as corn, wheat, oats and soybeans. Futures contracts at the exchange evolved to include non-storable agricultural commodities and non-agricultural products. South American soybean futures and ethanol futures, the exchange’s newest products, were introduced in 2005 in response to shifting trends in the global agricultural economy.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of soybeans for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was 1299.50¢.

Soybeans

Daily Settlement Prices

PRS-53

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Soybeans (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of soybeans for each quarter in the period from January 1, 2001 through June 30, 2011.

	High		Low		Last
2001
First Quarter	506.75	¢	428.50	¢	428.50	¢
Second Quarter	474.25	¢	422.50	¢	474.25	¢
Third Quarter	528.00	¢	451.25	¢	451.25	¢
Fourth Quarter	454.00	¢	420.75	¢	422.25	¢
2002
First Quarter	476.25	¢	418.25	¢	476.25	¢
Second Quarter	528.75	¢	456.50	¢	528.75	¢
Third Quarter	594.00	¢	519.50	¢	545.75	¢
Fourth Quarter	578.75	¢	523.50	¢	565.00	¢
2003
First Quarter	582.00	¢	548.00	¢	574.50	¢
Second Quarter	649.25	¢	573.75	¢	614.25	¢
Third Quarter	683.25	¢	519.25	¢	677.25	¢
Fourth Quarter	803.50	¢	678.00	¢	794.00	¢
2004
First Quarter	1055.75	¢	793.00	¢	995.00	¢
Second Quarter	1045.50	¢	782.50	¢	782.50	¢
Third Quarter	821.50	¢	523.50	¢	527.00	¢
Fourth Quarter	561.25	¢	505.25	¢	547.25	¢
2005
First Quarter	681.00	¢	499.50	¢	627.50	¢
Second Quarter	744.50	¢	609.50	¢	656.00	¢
Third Quarter	721.00	¢	557.50	¢	573.25	¢
Fourth Quarter	623.75	¢	554.00	¢	613.50	¢
2006
First Quarter	632.25	¢	565.00	¢	571.50	¢
Second Quarter	613.00	¢	555.25	¢	600.50	¢
Third Quarter	613.50	¢	538.50	¢	547.50	¢
Fourth Quarter	697.25	¢	542.50	¢	697.25	¢
2007
First Quarter	794.50	¢	664.50	¢	761.25	¢
Second Quarter	855.75	¢	715.50	¢	855.75	¢
Third Quarter	1009.00	¢	799.25	¢	991.25	¢
Fourth Quarter	1239.50	¢	925.50	¢	1214.25	¢
2008
First Quarter	1559.50	¢	1189.50	¢	1197.25	¢
Second Quarter	1598.00	¢	1211.00	¢	1598.00	¢
Third Quarter	1649.00	¢	1045.00	¢	1045.00	¢
Fourth Quarter	1053.00	¢	783.50	¢	980.00	¢
2009
First Quarter	1036.00	¢	844.00	¢	952.00	¢
Second Quarter	1267.00	¢	952.00	¢	1119.25	¢
Third Quarter	1160.50	¢	903.00	¢	927.00	¢
Fourth Quarter	1060.50	¢	885.00	¢	1048.50	¢
2010
First Quarter	1061.00	¢	908.00	¢	941.00	¢
Second Quarter	1009.00	¢	930.50	¢	931.00	¢
Third Quarter	1128.50	¢	937.00	¢	1106.75	¢
Fourth Quarter	1393.75	¢	1054.00	¢	1393.75	¢
2011
First Quarter	1451.00	¢	1270.00	¢	1410.25	¢
Second Quarter	1414.50	¢	1299.50	¢	1299.50	¢

PRS-54

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Cotton

The settlement price of cotton on any day will be determined by reference to the official settlement price per pound of deliverable-grade cotton of the first nearby month futures contract (or in the case of any trading day after the date of the last trade of the options contract (if there is more than one options contract, then the options contract with the latest date) pertaining to the first nearby month futures contract, the second nearby month futures contract), expressed in U.S. cents per pound traded on the ICE, as made public by the ICE.

ICE operates regulated exchanges, trading platforms and clearing houses serving global markets for agriculture, credit, currency, emissions, energy and equity index markets. ICE operates three futures exchanges: London-based ICE Futures Europe, which hosts trading in crude and refined oil futures contracts; and New York-based ICE Futures U.S. and ICE Futures Canada, each of which hosts trading in agriculture, currency and Russell Index futures and options contracts. ICE products trade electronically on the Intercontinental Exchange platform alongside with its traditional open outcry market platform.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of cotton for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was 123.69¢.

Cotton

Daily Settlement Prices

PRS-55

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Cotton (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of cotton for each quarter in the period from January 1, 2001 through June 30, 2011.

	High		Low		Last
2001
First Quarter	62.01	¢	45.09	¢	45.09	¢
Second Quarter	48.62	¢	39.38	¢	41.70	¢
Third Quarter	42.09	¢	34.88	¢	34.88	¢
Fourth Quarter	39.27	¢	28.52	¢	35.59	¢
2002
First Quarter	39.91	¢	35.01	¢	38.16	¢
Second Quarter	47.96	¢	33.11	¢	47.96	¢
Third Quarter	47.95	¢	41.27	¢	44.42	¢
Fourth Quarter	52.17	¢	42.44	¢	51.16	¢
2003
First Quarter	60.02	¢	49.51	¢	57.71	¢
Second Quarter	60.73	¢	48.63	¢	58.35	¢
Third Quarter	68.01	¢	54.52	¢	68.01	¢
Fourth Quarter	82.73	¢	67.09	¢	75.07	¢
2004
First Quarter	75.94	¢	62.10	¢	62.10	¢
Second Quarter	65.34	¢	51.20	¢	51.20	¢
Third Quarter	54.00	¢	43.02	¢	46.35	¢
Fourth Quarter	48.47	¢	42.05	¢	44.77	¢
2005
First Quarter	53.96	¢	42.70	¢	53.03	¢
Second Quarter	57.47	¢	46.29	¢	54.47	¢
Third Quarter	55.33	¢	46.15	¢	53.11	¢
Fourth Quarter	56.93	¢	50.20	¢	54.19	¢
2006
First Quarter	57.75	¢	52.22	¢	52.65	¢
Second Quarter	54.73	¢	49.17	¢	51.95	¢
Third Quarter	55.23	¢	50.00	¢	50.45	¢
Fourth Quarter	56.96	¢	48.33	¢	56.19	¢
2007
First Quarter	55.06	¢	51.75	¢	53.57	¢
Second Quarter	61.50	¢	46.92	¢	61.50	¢
Third Quarter	66.67	¢	55.15	¢	65.00	¢
Fourth Quarter	68.01	¢	62.43	¢	68.01	¢
2008
First Quarter	89.28	¢	66.83	¢	69.34	¢
Second Quarter	78.83	¢	64.21	¢	75.48	¢
Third Quarter	73.21	¢	57.25	¢	57.25	¢
Fourth Quarter	58.44	¢	39.91	¢	49.02	¢
2009
First Quarter	52.07	¢	41.18	¢	46.47	¢
Second Quarter	60.54	¢	46.15	¢	55.63	¢
Third Quarter	64.81	¢	55.37	¢	62.84	¢
Fourth Quarter	76.25	¢	60.66	¢	75.60	¢
2010
First Quarter	83.29	¢	66.62	¢	80.55	¢
Second Quarter	86.20	¢	77.06	¢	78.81	¢
Third Quarter	105.24	¢	77.12	¢	101.92	¢
Fourth Quarter	159.12	¢	97.83	¢	144.81	¢
2011
First Quarter	214.14	¢	140.60	¢	200.23	¢
Second Quarter	208.22	¢	123.69	¢	123.69	¢

PRS-56

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Lean Hogs

The settlement price of lean hogs on any day will be determined by reference to the official settlement price per pound of hog carcasses of the first nearby month futures contract, expressed in U.S. cents per pound traded on the CME, as made public by the CME.

The CME is a financial exchange that offers a wide range of benchmark financial products, which are traded via the CME Globex electronic trading platform and on the CME trading floors. The CME’s products cover major market segments including commodities, interest rates, equities, foreign exchange and alternative investment products.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of lean hogs for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was 94.400¢.

Lean Hogs

Daily Settlement Prices

PRS-57

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

Lean Hogs (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of lean hogs for each quarter in the period from January 1, 2001 through June 30, 2011.

	High		Low		Last
2001
First Quarter	67.550	¢	52.725	¢	64.475	¢
Second Quarter	73.200	¢	65.525	¢	72.750	¢
Third Quarter	74.550	¢	56.825	¢	58.600	¢
Fourth Quarter	60.850	¢	45.125	¢	57.050	¢
2002
First Quarter	60.350	¢	51.875	¢	51.875	¢
Second Quarter	53.775	¢	41.450	¢	50.525	¢
Third Quarter	54.975	¢	30.050	¢	40.200	¢
Fourth Quarter	53.975	¢	40.100	¢	51.600	¢
2003
First Quarter	54.550	¢	48.300	¢	50.325	¢
Second Quarter	67.475	¢	48.550	¢	64.050	¢
Third Quarter	65.850	¢	51.650	¢	55.525	¢
Fourth Quarter	59.575	¢	48.450	¢	53.425	¢
2004
First Quarter	68.125	¢	51.775	¢	66.650	¢
Second Quarter	82.250	¢	62.325	¢	78.950	¢
Third Quarter	79.575	¢	62.975	¢	75.000	¢
Fourth Quarter	79.075	¢	65.100	¢	76.400	¢
2005
First Quarter	77.050	¢	67.025	¢	68.700	¢
Second Quarter	79.775	¢	65.025	¢	65.525	¢
Third Quarter	70.100	¢	60.200	¢	67.200	¢
Fourth Quarter	68.550	¢	59.450	¢	65.275	¢
2006
First Quarter	64.675	¢	54.550	¢	57.350	¢
Second Quarter	76.925	¢	53.825	¢	72.550	¢
Third Quarter	73.325	¢	62.125	¢	63.625	¢
Fourth Quarter	65.350	¢	58.675	¢	61.700	¢
2007
First Quarter	68.700	¢	59.500	¢	63.850	¢
Second Quarter	76.675	¢	64.750	¢	71.225	¢
Third Quarter	75.075	¢	58.900	¢	58.900	¢
Fourth Quarter	60.100	¢	51.125	¢	57.875	¢
2008
First Quarter	65.075	¢	54.000	¢	57.075	¢
Second Quarter	82.300	¢	55.600	¢	71.775	¢
Third Quarter	89.975	¢	66.100	¢	68.575	¢
Fourth Quarter	67.875	¢	54.400	¢	60.875	¢
2009
First Quarter	63.950	¢	55.750	¢	60.350	¢
Second Quarter	72.250	¢	55.800	¢	58.675	¢
Third Quarter	65.225	¢	44.525	¢	50.075	¢
Fourth Quarter	67.425	¢	49.050	¢	65.600	¢
2010
First Quarter	73.575	¢	64.375	¢	73.325	¢
Second Quarter	90.025	¢	74.125	¢	79.225	¢
Third Quarter	87.000	¢	74.650	¢	77.775	¢
Fourth Quarter	79.750	¢	65.200	¢	79.750	¢
2011
First Quarter	93.725	¢	77.300	¢	93.725	¢
Second Quarter	103.025	¢	87.450	¢	94.400	¢

PRS-58

Enhanced Growth Securities Notes Linked to a Commodity Basket due August , 2015

WTI Crude Oil

The settlement price for WTI crude oil on any day will be determined by reference to the official settlement price per barrel of the first nearby month futures contract for WTI light sweet crude oil, expressed in U.S. dollars per barrel traded on the NYMEX, as made public by NYMEX. This futures contract is based on West Texas Intermediate crude oil delivered to Cushing, Oklahoma. Although WTI crude oil is refined principally in the United States’ mid-continent region, it forms the basis for pricing other domestic crudes as well as some foreign grades.

The NYMEX, the world’s largest physical commodity futures and options exchange, was founded more than 130 years ago. The NYMEX provides a regulated marketplace where industry participants use futures and options to minimize their price exposure in the physical energy market. The NYMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform.

We obtained the settlement prices listed below from Bloomberg. We make no representation or the warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of WTI crude oil for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was $95.42.

WTI Crude Oil

Daily Settlement Prices

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WTI Crude Oil (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of WTI crude oil for each quarter in the period from January 1, 2001 through June 30, 2011.

	High	Low	Last
2001
First Quarter	$32.19	$25.96	$26.29
Second Quarter	$29.98	$25.56	$26.25
Third Quarter	$29.53	$21.81	$23.43
Fourth Quarter	$23.34	$17.45	$19.84
2002
First Quarter	$26.31	$17.97	$26.31
Second Quarter	$29.36	$23.47	$26.86
Third Quarter	$30.77	$26.07	$30.45
Fourth Quarter	$32.72	$25.19	$31.20
2003
First Quarter	$37.83	$26.91	$31.04
Second Quarter	$32.36	$25.24	$30.19
Third Quarter	$32.39	$26.96	$29.20
Fourth Quarter	$33.71	$28.47	$32.52
2004
First Quarter	$38.18	$32.48	$35.76
Second Quarter	$42.33	$34.27	$37.05
Third Quarter	$49.90	$38.39	$49.64
Fourth Quarter	$55.17	$40.71	$43.45
2005
First Quarter	$56.72	$42.12	$55.40
Second Quarter	$60.54	$46.80	$56.50
Third Quarter	$69.81	$56.72	$66.24
Fourth Quarter	$65.47	$56.14	$61.04
2006
First Quarter	$68.35	$57.65	$66.63
Second Quarter	$75.17	$66.23	$73.93
Third Quarter	$77.03	$60.46	$62.91
Fourth Quarter	$63.72	$55.81	$61.05
2007
First Quarter	$66.03	$50.48	$65.87
Second Quarter	$70.68	$61.47	$70.68
Third Quarter	$83.32	$69.26	$81.66
Fourth Quarter	$98.18	$79.02	$95.98
2008
First Quarter	$110.33	$86.99	$101.58
Second Quarter	$140.21	$100.98	$140.00
Third Quarter	$145.29	$91.15	$100.64
Fourth Quarter	$98.53	$33.87	$44.60
2009
First Quarter	$54.34	$33.98	$49.66
Second Quarter	$72.68	$45.88	$69.89
Third Quarter	$74.37	$59.52	$70.61
Fourth Quarter	$81.37	$69.51	$79.36
2010
First Quarter	$83.76	$71.19	$83.76
Second Quarter	$86.84	$68.01	$75.63
Third Quarter	$82.55	$71.63	$79.97
Fourth Quarter	$91.51	$79.49	$91.38
2011
First Quarter	$106.72	$84.32	$106.72
Second Quarter	$113.93	$90.61	$95.42

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Brent Crude Oil

The settlement price of Brent crude oil on any day will be determined by reference to the official settlement price per barrel of the first nearby month futures contract for ICE Brent crude oil, expressed in U.S. dollars per barrel traded on the ICE, as made public by the ICE. The futures contract for Brent crude oil was introduced in 1988. The delivery point of crude oil underlying the contract is Sullom Voe, Scotland.

ICE operates regulated exchanges, trading platforms and clearing houses serving global markets for agriculture, credit, currency, emissions, energy and equity index markets. ICE operates three futures exchanges: London-based ICE Futures Europe, which hosts trading in crude and refined oil futures contracts; and New York-based ICE Futures U.S. and ICE Futures Canada, each of which hosts trading in agriculture, currency and Russell Index futures and options contracts. ICE products trade electronically on the Intercontinental Exchange platform alongside with its traditional open outcry market platform.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The following graph sets forth daily settlement prices of Brent crude oil for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was $112.48.

Brent Crude Oil

Daily Settlement Prices

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Brent Crude Oil (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of Brent crude oil for each quarter in the period from January 1, 2001 through June 30, 2011.

	High	Low	Last
2001
First Quarter	$29.91	$23.93	$24.74
Second Quarter	$29.68	$24.11	$26.08
Third Quarter	$29.43	$22.02	$23.26
Fourth Quarter	$22.89	$17.68	$19.90
2002
First Quarter	$25.92	$18.41	$25.92
Second Quarter	$27.66	$23.30	$25.58
Third Quarter	$29.13	$24.89	$28.75
Fourth Quarter	$30.16	$22.70	$28.66
2003
First Quarter	$34.10	$24.35	$27.18
Second Quarter	$28.39	$23.26	$28.33
Third Quarter	$30.25	$25.32	$27.61
Fourth Quarter	$31.11	$27.10	$30.17
2004
First Quarter	$33.80	$28.83	$31.51
Second Quarter	$39.08	$30.21	$34.50
Third Quarter	$46.45	$35.92	$46.38
Fourth Quarter	$51.56	$37.38	$40.46
2005
First Quarter	$55.65	$40.51	$54.29
Second Quarter	$59.30	$47.88	$55.58
Third Quarter	$67.72	$55.72	$63.48
Fourth Quarter	$62.80	$54.05	$58.98
2006
First Quarter	$66.59	$58.15	$65.91
Second Quarter	$74.64	$66.39	$73.51
Third Quarter	$78.30	$60.12	$62.48
Fourth Quarter	$64.62	$57.87	$60.86
2007
First Quarter	$68.10	$51.70	$68.10
Second Quarter	$72.18	$64.44	$71.41
Third Quarter	$80.03	$68.69	$79.17
Fourth Quarter	$95.76	$76.58	$93.85
2008
First Quarter	$107.55	$86.62	$100.30
Second Quarter	$140.31	$100.17	$139.83
Third Quarter	$146.08	$89.22	$98.17
Fourth Quarter	$95.33	$36.61	$45.59
2009
First Quarter	$53.50	$39.55	$49.23
Second Quarter	$71.79	$48.44	$69.30
Third Quarter	$75.51	$60.43	$69.07
Fourth Quarter	$79.69	$67.20	$77.93
2010
First Quarter	$82.70	$69.59	$82.70
Second Quarter	$88.94	$69.55	$75.01
Third Quarter	$82.68	$71.45	$82.31
Fourth Quarter	$94.75	$81.10	$94.75
2011
First Quarter	$117.36	$93.33	$117.36
Second Quarter	$126.65	$105.12	$112.48

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RBOB Gasoline

The settlement price of RBOB gasoline on any day will be determined by reference to the official settlement price per gallon of the first nearby month futures contract for NYMEX RBOB gasoline, expressed in U.S. dollars per gallon traded on the NYMEX, as made public by the NYMEX. The futures contract for RBOB gasoline was introduced in 2005 and is used to price non-oxygenated gasoline blend-stock ready for the addition of 10% ethanol. The delivery point underlying the contract is F.O.B. from the seller’s facility in New York harbor ex-shore.

The NYMEX, the world’s largest physical commodity futures and options exchange, was founded more than 130 years ago. The NYMEX provides a regulated marketplace where industry participants use futures and options to minimize their price exposure in the physical energy market. The NYMEX conducts trading in its futures contracts through an open-outcry trading floor during the trading day and after hours through an internet-based electronic platform.

We obtained the settlement prices listed below from Bloomberg. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. Due to the fact that the settlement price for RBOB gasoline is not available for periods prior to October 4, 2005, the historical settlement price information below for RBOB gasoline for periods prior to October 4, 2005 is based on the futures contract settlement prices for the NYMEX Gasoline NY Unleaded (the predecessor to the NYMEX RBOB gasoline futures contract) as published on Bloomberg page HU1.

The following graph sets forth daily settlement prices of RBOB gasoline for the period from January 1, 2001 to June 30, 2011. The settlement price on June 30, 2011 was $3.0316.

RBOB Gasoline

Daily Settlement Prices

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RBOB Gasoline (Continued)

The following table sets forth the high and low settlement prices, as well as end-of-period settlement prices, of cotton for each quarter in the period from January 1, 2001 through June 30, 2011.

	High	Low	Last
2001
First Quarter	$0.9395	$0.7933	$0.9208
Second Quarter	$1.1589	$0.7144	$0.7211
Third Quarter	$0.8587	$0.6209	$0.6799
Fourth Quarter	$0.6526	$0.4884	$0.5725
2002
First Quarter	$0.8336	$0.5361	$0.8249
Second Quarter	$0.8698	$0.7296	$0.7938
Third Quarter	$0.8561	$0.7452	$0.8135
Fourth Quarter	$0.9325	$0.6854	$0.8648
2003
First Quarter	$1.1567	$0.8351	$0.9444
Second Quarter	$0.9341	$0.7678	$0.8699
Third Quarter	$1.1163	$0.7870	$0.8865
Fourth Quarter	$0.9497	$0.7840	$0.9492
2004
First Quarter	$1.1577	$0.9329	$1.1244
Second Quarter	$1.4578	$1.0585	$1.1562
Third Quarter	$1.3579	$1.1288	$1.3444
Fourth Quarter	$1.4376	$1.0412	$1.0887
2005
First Quarter	$1.6549	$1.1317	$1.6549
Second Quarter	$1.7310	$1.3985	$1.5721
Third Quarter	$2.6145	$1.6473	$2.1381
Fourth Quarter	$1.8888	$1.4806	$1.7400
2006
First Quarter	$2.0805	$1.4310	$2.0645
Second Quarter	$2.4895	$2.0512	$2.3931
Third Quarter	$2.4308	$1.4929	$1.5632
Fourth Quarter	$1.7106	$1.4466	$1.6021
2007
First Quarter	$2.1355	$1.3553	$2.1115
Second Quarter	$2.4405	$2.0177	$2.2942
Third Quarter	$2.3694	$1.8637	$2.0683
Fourth Quarter	$2.4962	$1.9813	$2.4758
2008
First Quarter	$2.7429	$2.2399	$2.6163
Second Quarter	$3.5480	$2.6392	$3.5015
Third Quarter	$3.5710	$2.3970	$2.4847
Fourth Quarter	$2.3600	$0.7927	$1.0082
2009
First Quarter	$1.5311	$1.0433	$1.4000
Second Quarter	$2.0711	$1.3717	$1.8972
Third Quarter	$2.0693	$1.6205	$1.7259
Fourth Quarter	$2.0705	$1.7203	$2.0525
2010
First Quarter	$2.3100	$1.8864	$2.3100
Second Quarter	$2.4351	$1.9308	$2.0606
Third Quarter	$2.1935	$1.8494	$2.0448
Fourth Quarter	$2.4532	$2.0410	$2.4532
2011
First Quarter	$3.1076	$2.3427	$3.1076
Second Quarter	$3.4648	$2.7766	$3.0316

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United States Federal Income Tax Considerations

The following is a general description of certain United States federal income tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the United States federal income tax consequences of acquiring, holding and disposing of the notes and receiving payments under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The discussion below applies to you only if you purchase your notes in this offering and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a United States person that owns notes as part of a straddle, a hedging, a conversion or other integrated transaction for tax purposes, or

•	a United States Holder whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Except as otherwise noted under “—Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a “United States holder” if you are a beneficial owner of a note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT

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United States Federal Income Tax Considerations (Continued)

YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat a note for all tax purposes as a pre-paid derivative contract relating to the performance of the Basket and the terms of the notes require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to so characterize and treat the notes. If the notes are so characterized and treated (and such characterization and treatment is respected by the IRS), you should generally recognize capital gain or loss upon the sale, exchange or maturity of your notes in an amount equal to the difference between the amount you receive upon the sale or exchange of your notes or at maturity and the amount you paid for your notes. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses, however, is subject to limitations.

However, because there is no authority that specifically addresses the tax treatment of the notes, it is possible that your notes could be alternatively treated for tax purposes in the manner described under “Alternative Treatments” below.

Alternative Treatments. It is possible that the notes could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your notes. You would recognize gain or loss upon the sale, exchange or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted tax basis in your notes. In general, your adjusted tax basis in your notes would be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes. Any gain recognized upon the sale, exchange or maturity of your notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes and, thereafter, would be capital loss.

Because a portion of the Basket relates to the performance of “collectibles” (as defined for tax purposes), it is also possible that the IRS could assert that your notes should be treated as partially or fully giving rise to “collectibles” gain or loss if you have held your notes for more than one year. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%. Although the matter is uncertain, this treatment should not be appropriate in this case because a sale or exchange of the notes would not be a sale or exchange of a collectible but would rather be a sale or exchange of a forward or a derivative contract that reflects the value of a collectible. Furthermore, the notes do not directly reflect the performance of collectibles on account of the participation rate, the downside multiplier and the inclusion in the Basket of basket components other than collectibles. You should consult your tax advisor as to the possible applicability of this rate to your notes.

Because of the absence of authority regarding the appropriate tax characterization of your notes, it is possible that the IRS could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be treated as owning the components of the Basket, or (ii) any gain or loss that you recognize upon the sale, exchange or

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United States Federal Income Tax Considerations (Continued)

maturity of the notes should be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterizations and any possible alternative characterizations of your notes for United States federal income tax purposes.

The IRS has released a notice that may affect the taxation of holders of the notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, if issued, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, Wells Fargo intends to treat your notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of notes purchased after the bill was enacted to accrue interest income over the term of the notes despite the fact that there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

Medicare Tax. For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its gross interest income and its net gains from the sale, exchange or maturity of the notes, unless such gross interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your gains in respect of your investment in the notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the notes or a sale, exchange or maturity of the notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the notes or a sale, exchange or maturity of the notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

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United States Federal Income Tax Considerations (Continued)

Non-United States Holders. If you are not a United States holder and the notes are characterized and treated for all tax purposes as pre-paid derivative contracts relating to the performance of the Basket, as discussed above, you generally will not be subject to United States federal income tax on capital gain realized on the sale, exchange or maturity of the notes, unless:

•	you are an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the gain is effectively connected with your conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States).

If the first exception applies to you, you generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to United States sources (including gains from the sale, exchange or maturity of the notes) exceed capital losses allocable to United States sources. If the second exception applies to you, you will not be subject to the 30% withholding tax discussed in the previous sentence (assuming you provide certification on IRS Form W-8ECI), but you generally will be subject to United States federal income tax with respect of such gain in the same manner as United States holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

As discussed above, alternative characterizations of the notes for United States federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate. If the notes are recharacterized as debt, this withholding may be avoided if you qualify for the portfolio interest exemption and provide appropriate documentation. Prospective holders of the notes that are not United States holders should consult their tax advisors in this regard.

Backup Withholding and Information Reporting. In general, if you are a non-corporate United States holder, Wells Fargo and other payors are required to report to the IRS all payments made to you on your notes. In addition, Wells Fargo and other payors are required to report to the IRS any payment of proceeds of the sale or exchange of your notes before maturity within the United States (as well as the proceeds of certain sales outside the United States). Additionally, backup withholding will apply to any payments made to you on your notes if you fail to provide an accurate taxpayer identification number or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

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